PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated November 21, 2025

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Tranquil Healthcare, Inc.

UP TO 5,500,000 SHARES OF SERIES A 8% PARTICIPATING PREFERRED STOCK (INCLUDING UP TO 500,000 INCENTIVE SHARES)

$10.00 PER SHARE FOR EACH SHARE OF SERIES A 8% PARTICIPATING PREFERRED STOCK

This is a public offering of securities of Tranquil Healthcare, Inc., a Delaware corporation (the “Company”). We are offering up to 5,000,000 shares of our Series A 8% Participating Preferred Stock, par value $0.001 (the “Series A Preferred Stock”), at an offering price of $10.00 per share (the “Offered Shares”) to investors (“Investors”). In addition, any Investor that invests at least $100,000 in the offering (the “Incentive Threshold”), will receive such number of incentive shares (the “Incentive Shares”) equal to their aggregate subscription amount multiplied by ten percent (10%). Accordingly, we may issue up to 500,000 Incentive Shares, assuming all Investors meet the Incentive Threshold. Each share of Series A Preferred Stock will pay a 8% annual dividend plus a dividend based on certain revenues generated by the Company (collectively, “Dividends”). Dividends will be paid in cash on a quarterly basis beginning on the last day of a calendar quarter after such Offered Shares are sold.

We are conducting this offering on a best efforts basis which means our officers will use their commercially reasonable best efforts in an attempt to offer and sell the Offered Shares. Our officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. We anticipate the offering will have multiple closings, at management’s discretion. Since there is no minimum offering amount, the Company may immediately deposit the proceeds from accepted subscription agreements into the Company’s bank account, and may use such proceeds in accordance with the Use of Proceeds.

This offering will terminate on the earlier of (a) twelve (12) months from the date this Offering Circular is qualified for sale by the Securities Exchange Commission (“SEC”) (which date may be extended for an additional 90 days in our sole discretion); (b) the date when all Offered Shares have been sold; or (c) the date on which this offering is earlier terminated by us, in our sole discretion. The minimum purchase requirement per Investor is one hundred (100) Offered Shares ($1,000).

Our offices are located at 18200 Von Karman Ave. Suite 850, Irvine CA 92612, Phone: 646-902-4953, Email: invest@tranquil.healthcare. We maintain a website at http://www.tranquil.healthcare. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website as a part of this Offering Circular.

These securities are speculative securities. Investment in the Company’s capital stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section beginning on page 7 of this Offering Circular.

No Escrow to Close

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company will deposit 8.00% of the proceeds from this offering into a segregated restricted account, which will be maintained as a contingency reserve (“Reserve Account”) to make payments to the Series A Preferred Stock holders for Dividends. Such funds held in the Reserve Account will be classified as restricted cash and may, at the discretion of the Company’s management, be invested by the Company in cash equivalents. Except for amounts deposited into the Reserve Account, all proceeds received by the Company from subscribers for this offering will be available for use by the Company upon acceptance of subscriptions for the securities by the Company.

The sale of these shares will commence within two calendar days of the qualification date and it will be a continuous offering pursuant to Rule 251(d)(3)(i)(F).

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semi-annual, and current event reports with the SEC after the qualification of the offering statement of which this Offering Circular is a part.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

As of the date of this Offering Circular, there is no trading market for any of our securities, and we cannot assure you that a trading market will develop. We have not applied to list our securities on any national securities exchange.

Investing in our Series A Preferred Stock involves a high degree of risk. See “Risk Factors” beginning on page 7 for a discussion of certain risks that you should consider in connection with an investment in our Series A Preferred Stock.

	Price to Public	Proceeds to Issuer
Public Offering Price per Offered Share (1)(2)	$10.00	$50,000,000
Incentive Shares to Investors meeting the Incentive Threshold (1)(2)	$–	$–
Underwriting Discounts and Commissions (3)	$–	$–
Proceeds to Company (4)	$10.00	$50,000,000

(1)	We are offering shares on a continuous basis. We are offering up to 5,000,000 shares of Series A Preferred Stock, plus up to 500,000 additional shares of Series A Preferred Stock as Incentive Shares for Investors purchasing at least $100,000 in this offering. An investor receiving Incentive Shares will effectively receive a discount to the price per Offered Share. The price per share to the public does not include the effective discount that would result from the issuance of any Incentive Shares, as applicable, see “Plan of Distribution for further details.

(2)	This is a “best-efforts” offering. We will place 8.00% of the gross proceeds received from this offering into the Reserve Account which will be maintained as a contingency reserve to make payments to the Series A Preferred Stock holders for Dividends, which may, at the discretion of the Company’s management, be invested by the Company in cash equivalents. Except for such Reserve Account, all other proceeds shall immediately be deposited into the bank account of the Company, and the Company may use such proceeds in accordance with the Use of Proceeds.

(3)	We are offering these securities without an underwriter.

(4)	Excludes estimated total offering expenses and the Reserve Account funds described in Footnote 2 above.

Our Board of Directors used its business judgment in setting a value of $10.00 per share of Series A Preferred Stock as consideration for the capital stock to be issued under the offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

NON-ACCREDITED INVESTOR LIMITATIONS

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

NOTICE TO FOREIGN INVESTORS

IF THE INVESTOR LIVES OUTSIDE OF THE UNITED STATES, IT IS THE INVESTOR'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN INVESTOR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is November 21, 2025.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Tranquil”, “Tranquil Healthcare” “we,” the “Company,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Tranquil Healthcare, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things, may include statements about our:

•	business strategy;

•	our ability to successfully compete in highly competitive markets;

•	our expectations regarding financial performance, including but not limited to revenue, achieving or maintaining profitability, ability to generate or maintain positive cashflow and other results of operations;

•	our expectations regarding future operating performance, including but not limited to our expectations regarding the success of our operating partner;

•	our expectations regarding our competitors, including their ability to raise capital;

•	our anticipated investments in clinics and equipment, and the effect of these investments on our results of operations;

•	our anticipated capital expenditures and our estimates regarding our capital requirements, including for the (i) purchase of necessary equipment for our anticipated equipment leases and (ii) loans to our operating partners;

•	anticipated technology trends and developments and our ability to address those trends and developments;

•	the size of our addressable markets, market share, category positions, and market trends;

•	our ability and each of our operating partner’s ability to identify, recruit, and retain skilled personnel, including key members of senior management;

•	our ability to effectively manage our growth and maintain and improve our corporate culture;

•	our ability and each of our operating partner’s ability to successfully build and expand their operations, including to new markets;

•	our ability and each of our operating partner’s ability to successfully comply with regulatory requirements, licensing requirements, insurance reimbursements for mental health services, and existing and new federal and state healthcare laws in jurisdictions where we intend to operate;

•	the availability of capital to grow our business, which we will need in order to implement our business plan;

•	our ability to pay Dividend as they become due;

•	our ability to prevent disturbances, including cybersecurity incidents, to our information technology systems;

•	our ability to implement, maintain, and improve our internal control over financial reporting.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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MARKET AND INDUSTRY DATA

This Offering Circular contains estimates, projections and other information concerning our industry, our business and the markets for our services to be provided to medical clinics, including data regarding the estimated size of such markets. We obtained the industry, market and similar data set forth in this Offering Circular from our internal estimates and research and from academic and industry research, publications, surveys and studies conducted by third parties, including governmental agencies. In some cases, we do not expressly refer to the sources from which this data is derived. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. While we believe our internal research is reliable, such research has not been verified by any third party.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Series A Preferred Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

Tranquil Healthcare, Inc. (“the Company”, “Tranquil Healthcare”, “Tranquil”, “we” and “us”) was incorporated under the laws of the State of Delaware on October 21, 2025.

We have assembled a group of executives and advisors that have expertise in medical equipment, medical devices, medical financing, and social media marketing. We intend to leverage these skillsets to partner with organizations (the “Operators”) that build, develop, and operate Transcranial Magnetic Stimulation (“TMS”) and brain wellness clinics (collectively, the “Clinics”), including retaining necessary medical and nonmedical personnel. We intend to enter into agreements with Operators in order to provide such Operators with the following services: (i) loans pursuant to a revolving line of credit for the buildout, startup costs, and marketing of each Clinic, (ii) medical equipment leases for the Operators to provide each Clinic with necessary equipment, and (iii) consulting services related the operations and marketing of each Clinic, which will include marketing strategies, new Clinic expansion analysis and opportunities, new product development, and general business consulting (collectively, the “Clinic Services”). On October 28, 2025, we entered into a term sheet with DGR Health Services, LLC (“DGR”), a company with management experience in operating Clinics related to TMS, mental health, and psychiatric support services. The term sheet includes a binding 180-day exclusivity period to enter definitive agreements to provide our Clinic Services for up to forty (40) Clinics in the United States. We have chosen to initially partner with DGR because, their management has operated over 40 clinics in the United States related to TMS, mental health, and psychiatric support services. We are also considering entering into similar arrangements with other potential Operators to provide Clinic Services. In addition, on November 6, 2025, we loaned DGR $50,000 in the form of a promissory note for the initial buildout of the first proposed Clinic, which is anticipated to be in Florida. The note matures in one (1) year from issuance, has a 10% interest rate and 10% bridge / exit fee upon repayment, and will automatically be exchanged into a future revolving credit facility, if and when entered into with DGR.

We will deposit funds received from the sale of Series A Preferred Stock into an account of a wholly owned subsidiary of the Company, to be created prior to the qualification of this Offering Circular, for the development of Clinics with DGR or any other Operator (such Clinics, the “Series A Clinics”).

Pursuant to our Clinic Services, we anticipate receiving the following compensation for Series A Clinics based on our term sheet with DGR: (i) interest from our revolving loans to Operators, anticipated to be 10% per annum (“Loan Interest”), (ii) equipment lease fees, anticipated to be 10% of the capital cost of such equipment per year of rental (“Equipment Fees”), and (iii) after deducting certain Operator management fees, 10% of the EBITDA generated by each Series A Clinic (“Management Fees”). In addition, as described in our term sheet with DGR, from the sale of one or more Series A Clinic (each a “Series A Clinic Sale,”) we anticipate receiving repayment of any outstanding loans associated with that clinic and unpaid interest along with 10% of the net proceeds as defined as the gross proceeds less any repayment of any outstanding loans, interest and fees directly associated with such sale (collectively, “Tranquil Sales Proceeds”).

We will require sufficient funding through the sale of our Series A Preferred Stock pursuant to this Offering Circular to commence Clinic Services to DGR or other Operators for the anticipated Series A Clinics. There can be no assurance that we will be able to raise adequate capital to begin our partnership with DGR or any other potential Operator. If we fail to raise sufficient funds to partner in opening any Series A Clinics, you may lose your entire investment.

Except for the Series A Clinics, the Series A Preferred Stock will not participate in the revenue derived from (i) any future Clinics or (ii) other products and services funded or developed using the Company’s retained earnings, future capital raising transactions selling of other securities, or other sources of capital not related to the proceeds from the sale of Series A Preferred Stock.

Our office is located at 18200 Van Karman, Suite 850, Irvine, CA 92612, Phone: 646-902-4953, Email: invest@tranquil.healthcare. We maintain a website at http://www.tranquil.healthcare. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website to be a part of this Offering Circular.

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Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future, except for the (i) 8% annual dividends payable on the Series A Preferred Stock issued in this Offering, to the extent legally permissible and (ii) dividends to be paid to the Series A Preferred Stock based on Management Fees from Series A Clinics - See the section of this Offering Circular entitled Description of Securities – Preferred Stock – Series A Preferred Stock for more information. Our board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future, except as required by the Dividends/ return on capital on the Series A Preferred Stock and as described below. Any other payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Series A Preferred Stock Dividend Policy

The Series A Preferred Stock will earn dividends (i) at the rate of 8% per annum from issuance and (ii) in an amount equal to 50% of the Management Fees received by the Company from the Series A Clinics, if any (collectively, the “Dividends”). All Dividends, to the extent legally permissible, will be paid in cash on January 31st, April 30th, July 31st, and October 31st of each year with the first such dividend for each investor equal to a partial payment based on the closing date of such investment. Such cash Dividends may be paid as a return of capital from the Reserve Account and then through the Company’s profits, to the extent legally permissible under Delaware law.

Liquidation and Redemption

In the event of any (i) liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, (ii) sale of substantially all of the assets or capital stock of the Company or (iii) the occurrence of a Series A Clinic Sale (each, a “Liquidation Event”), the Company will be required to redeem outstanding shares of Series A Preferred Stock ratably, at a price per share equal to the sum of (i) the stated value of the Series A Preferred Stock, (ii) all accrued but unpaid Dividends due, and (iii) 75% of the Tranquil Sales Proceeds after deducting the stated value of the Series A Preferred Stock and any management bonus paid for such sale (“Net Sales Proceeds”). Any redemption shall be made in compliance with Delaware law and subject to the Company’s available funds and any contractual or regulatory restrictions then in effect.

Trading Market

As of the date of this Offering Circular, there is no trading market for any of our securities, and we cannot assure you that a trading market will develop. We have not applied to list our securities on any national securities exchange.

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THE OFFERING

Issuer:	Tranquil Healthcare, Inc.

Securities offered:	A maximum of (i) 5,000,000 shares of our Series A 8% Participating Preferred Stock, par value $0.001 (“Series A Preferred Stock”) at an offering price of $10.00 per share (the “Offered Shares”), and (ii) up to 500,000 incentive shares of Series A Preferred Stock (“Incentive Shares”). For each Investor purchasing at least $100,000 of Offered Shares (the “Incentive Threshold”), such Investor will receive such number of Incentive Shares equal to ten percent (10%) of the number of Offered Shares purchased (See “Plan of Distribution”).

No Conversion Rights:	The Series A Preferred Stock is not convertible into any other security of the Company.

Number of shares of Series A Preferred Stock outstanding before the offering	None. Notwithstanding, the Company has issued $200,000 in principal of convertible promissory notes (“Convertible Notes”). The Convertible Notes accrue interest at 15% per annum and contain an exit / bridge fee of 10% of the principal amount that is payable on maturity or, along with principal and interest, convertible into shares of Series A Preferred Stock at $10.00 per share (such shares upon issuance, the “Note Shares”). Additionally, each purchaser of Convertible Notes received 8,000 shares of common stock for every $100,000 of Convertible Notes purchased or such ratable number of shares for lesser or greater investments. Accordingly, we issued 16,000 shares of common stock in connection with the issuance of the Convertible Notes. As of November 7, 2025, the Convertible Notes are convertible into an aggregate of approximately 22,000 shares of Series A Preferred Stock at the election of the holder(s).

Number of shares of Series A Preferred Stock to be outstanding after the offering	5,500,000 shares, if the maximum amount of Offered Shares are sold and assuming all Investors meet the Incentive Threshold. Such number of shares does not include any Note Shares issuable upon conversion of the Convertible Notes.

Number of shares of Common Stock outstanding before the offering	841,000 shares outstanding as of November 7, 2025.

Price per share / Stated Value:	$10.00

Maximum offering amount:	5,000,000 shares at $10.00 per share, or $50,000,000, excluding any applicable Incentive Shares (See “Plan of Distribution”).

Dividend Payments:	See Description of Securities – Preferred Stock - Series A Preferred Stock below.

Liquidation and Redemption:

In the event of any (i) liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, (ii) sale of substantially all of the assets or capital stock of the Company or (iii) the occurrence of a Series A Clinic Sale (each, a “Liquidation Event”), the Company will be required to redeem outstanding shares of Series A Preferred Stock ratably, at a price per share equal to the sum of (i) the stated value of the Series A Preferred Stock, (ii) all accrued but unpaid Dividends due, and (iii) 75% of the Tranquil Sales Proceeds after deducting the stated value of the Series A Preferred Stock and any one-time management bonuses (Net Sales Proceeds). Any redemption shall be made in compliance with Delaware law and subject to the Company’s available funds and any contractual or regulatory restrictions then in effect.

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Trading Market:	As of the date of this Offering Circular, there is no trading market for any of our securities, and we cannot assure you that a trading market will develop. We have not applied to list our securities on any national securities exchange.

Use of proceeds:	If we sell all of the Series A Preferred Stock being offered, our proceeds, which will be deposited into a wholly owned subsidiary (excluding our estimated offering expenses and any funds deposited in the Reserve Account to be used to return capital for the cash Dividends) will be $50,000,000. We expect to use the majority of the net proceeds to (i) build out up to 40 Series A Clinics, (ii) purchase equipment for up to 40 Series A Clinics, (iii) provide working capital loans for up to 40 Series A Clinics, (iv) and market and promote up to 40 Series A Clinics. The remaining proceeds will be used for working capital and other general corporate purposes. Please see “Use of Proceeds” for further information.

Risk factors:	Investing in our Series A Preferred Stock involves a high degree of risk, including:

	•	The Company has not yet entered into any definitive agreements to perform Clinic Services for any potential operator of a Series A Clinic.

	•	The Company does not currently have sufficient capital necessary to provide our Clinic Services.

	•	The Company has not yet derived any revenue.

	•	There is no market to sell the securities being purchased.

	•	Healthcare companies or other potential competitors with greater financial resources and may compete with us or provide similar services.

	•	We have a limited operating history.

	•	There is doubt about our ability to continue as a going concern.

	•	Returns for Series A Preferred Stock holders will be based on the success of our Series A Clinics and if such Series A Clinics are not successful, holders of Series A Preferred Stock will not participate in future Clinics developed by the Company.

See “Risk Factors” for a more complete discussion of the risks related to this offering and our business and financial condition.

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RISK FACTORS

An investment in our Series A 8% Participating Preferred Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our capital stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Related to this Offering and Our Series A Preferred Stock

There is no existing market for our Series A Preferred Stock and we cannot predict whether one will develop to provide you with adequate liquidity to sell your Series A Preferred Stock at prices equal to or greater than the price you paid in this offering.

There is no public market for our Series A Preferred Stock and we have not applied to list or quote our securities on any market, exchange or interdealer quotation system. We cannot predict the extent to which investor interest in our Company will lead to the development of an active trading market or otherwise or how liquid that market might become. If an active trading market does not develop, you may have difficulty selling any of your Series A Preferred stock that you buy. The purchase price for the Series A Preferred Stock was determined by us and may not be representative of the value of the Company. Consequently, you may not be able to sell your Series A Preferred Stock at prices equal to or greater than the price you paid in this offering, or at all.

If our Securities become quoted, the market price of our Series A Preferred Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Series A Preferred Stock will be set by us based on a number of factors and may not be indicative of prices that would prevail on any national securities exchange or the OTC Markets if a market developed. If a market did develop, the value of our Series A Preferred Stock could decline.

Some of the factors that could negatively affect our share price or result in fluctuations in our share price if a market did develop, include, but are not limited to:

•	our operating and financial performance with respect to Series A Clinics;

•	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;

•	the public reaction to our press releases, our other public announcements and our filings with the SEC;

•	our failure to meet revenue, reserves, or earnings estimates by research analysts or other investors;

•	our ability to make required Dividend payments on our Series A Preferred Stock;

•	our ability to make required payments on any debt instruments;

•	changes in accounting principles, policies, guidance, interpretations or standards;

•	additions or departures of key management personnel;

•	actions by our stockholders;

•	general market conditions;

•	domestic and international economic, legal and regulatory factors unrelated to our performance; and

•	the realization of any risks describes under this “Risk Factors” section.

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Our management has broad discretion as to the use of certain of the net proceeds from this offering.

As described in the Use of Proceeds Section of this Offering Circular, we intend to use the majority of the proceeds of this Offering to (i) purchase equipment for up to 40 Series A Clinics, (ii) provide working capital loans for the buildout and development of up to 40 Series A Clinics, (iii) market and promote up to 40 Series A Clinics, and (iv) assuming we raise in excess of $300,000 in net proceeds, pay the accrued but unpaid signing bonus and any base salary of Tyler Ehler, our CEO, in an amount equal to $40,000 as of October 31, 2025. The Company has currently entered into one (1) term sheet (only binding with respect to exclusivity) with DGR to develop, market and consult on up to 40 Series A Clinics.. Our management will have broad discretion in the application of the net proceeds designated for use to provide Clinic Services for the Series A Clinics. Since Series A Preferred Stock holders will only benefit from the growth and success of the Series A Clinics, you will have to rely on management spending such proceeds efficiently. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our Series A Preferred Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business and the value of your Series A Preferred Stock. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

The participation and potential returns on the Series A Preferred Stock depend on the profitability of Series A Clinics, which are uncertain.

Holders of our Series A Preferred Stock are entitled to (i) Dividends (See Description of Securities – Preferred Stock - Series A Preferred Stock below) and (ii) upon a Liquidation Event, the Company will be required to redeem outstanding shares of Series A Preferred Stock ratably, at a price per share equal to the sum of (i) the stated value of the Series A Preferred Stock, (ii) all accrued but unpaid Dividends due, and (iii) 75% of the Tranquil Sales Proceeds after deducting the stated value of the Series A Preferred Stock and any management bonus paid for such sale (“Net Sales Proceeds”).

The ability of the Company to generate any Management Fees resulting in Dividends (in addition to the mandatory 8% dividends) or Series A Sales Proceeds depends entirely on the ongoing operation, profitability, and contractual arrangements with the Series A Clinics. If any Series A Clinics fail to achieve profitability or suspends operations, we will not have sufficient capital to make Dividend payments. Since the Series A Clinics will be operated by third-party Operators, such as DGR, we have limited control over their business performance, management decisions, or the negotiation, amendment, or renewal of consulting or operating agreements of the Series A Clinics.

Accordingly, investors face the risk that one or more Series A Clinics will underperform, fail, or discontinue their relationships with the Company, which would materially reduce or eliminate the payments available for Dividends and redemptions. As a result, investors could lose all or a substantial portion of their investment.

Series A Preferred Stock holders will have economic rights only in Series A Clinics that were funded with the proceeds of sales of Series A Preferred Stock, and will not participate in future Clinics or other sources of Company revenue.

The proceeds of the sale of the Series A Preferred Stock will be mostly used to fund the development of up to an anticipated forty (40) of the Series A Clinics in collaboration with our Operators. The Series A Preferred Stock Holders will participate in the mandatory 8% dividends and the success of these Series A Clinics, as described in this Offering Circular. Any capital legally retained by the Company, and any funds raised in future offerings from different classes or series of securities, or obtained through other financing sources, may be used to develop additional Clinics or business lines that are not part of the Series A Clinics.

Series A Preferred Stock holders will have no right to share in the success of any future Clinics that are not Series A Clinics.

Accordingly, the value of the Series A Preferred Stock will be limited to and solely derived from (i) Dividends and (ii) redemptions upon Liquidation Events. Accordingly, even if the Company is successful in future years and generates substantial profits from Clinics or operations developed with capital other than from the proceeds of the sale of Series A Preferred Stock, the Series A Preferred Stock holders will not benefit from such future success. Investors should carefully consider that their potential return is limited to the performance of the Series A Clinics and that there can be no assurance that management will be successful in developing, marketing, and providing necessary Clinic Services to these Series A Clinics, such we receive Loan Interest, Equipment Fees, and Management Fees. As a result, investors could lose all or a substantial portion of their investment.

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The value of the Series A Preferred Stock may decline following Liquidation Events, as the Company will no longer receive Management Fees for Dividends.

Under the terms of the Series A Preferred Stock, we are required to redeem outstanding shares of Series A Preferred Stock upon the occurrence of Liquidation Events. Because a Liquidation Event includes the sale of one or more Series A Clinics, any required redemption following such sales will reduce the number of Series A Clinics that will pay Management Fees to us to make Dividend payments. As a result, the redemption of Series A Preferred Stock upon Liquidation Events may significantly reduce, or entirely eliminate, the recurring revenue streams that support Dividend payments.

Accordingly, even if Liquidation Events generate Tranquil Sales Proceeds that permit required redemption payments, investors should not assume that Dividends will be able to be paid thereafter due to the reduced free cash flow that we may need to spend on legal fees, accounting fees, and other general corporate purposes.

Because our Series A Preferred Stock holders will have no voting rights, the Common Stockholders currently and for the foreseeable future will continue to control the Company.

Holders of our Series A Preferred Stock will not be entitled to vote on any matters submitted to a vote of our shareholders, except as required under Delaware law. As a result, all matters requiring shareholder approval, including the election and removal of directors, approval of mergers or other significant corporate transactions, and amendments to our certificate of incorporation, as applicable, will be decided solely by the holders of our Common Stock. Our Common Stock is currently held by members of our management team and certain key consultants. Accordingly, these individuals will continue to control the outcome of shareholder votes for the foreseeable future.

This concentration of ownership and control may limit or preclude your ability to influence corporate matters and may result in decisions with which you disagree. It may also discourage or delay potential changes in control of the Company, limit the market value of your investment, and create potential conflicts of interest between management’s interests and the interests of our other investors.

Operators of Clinics that we provide Clinic Services to may be unable to make payments to us for our equipment leases, loans, and consulting services, which could adversely affect our cash available to make Dividend payments to our Series A Preferred Stock holders or otherwise impair the value of your investment.

Our business model depends on receiving payments from third-party Operators of Series A Clinics for the Clinic Services that we provide. These Operators may experience financial difficulties, delays in opening or operating their Series A Clinics, or other business challenges that impair their ability or willingness to make timely payments to us. In addition, there can be no assurances that we will be able to obtain adequate remedies in the event of non-payment or default by such Operators, if and when we enter into definitive agreements.

If we are unable to collect amounts owed under our future definitive agreements, our cash flows and liquidity could be materially and adversely affected, which in turn could limit our ability to fund operations or make required Dividend payments to holders of our Series A Preferred Stock. Continued defaults or delays in payment from Series A Clinics could also adversely affect the value of your investment and our overall financial condition.

If we raise only a limited amount of proceeds in this Offering, we may be able to develop only a small number of Series A Clinics, which would limit potential returns and prevent us from achieving economics of scale.

A substantial portion of the proceeds from the sale of Series A Preferred Stock will be used to finance the development of up to an anticipated forty (40) Series A Clinics in collaboration with DGR or other potential Operators. The number of Series A Clinics we are able to open and have operational, will depend entirely on the amount of capital raised in this Offering. If we raise only a limited amount of proceeds, we may be able to develop only a few Series A Clinics, or none at all.

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Because holders of Series A Preferred Stock participate only in the event that we earn Management Fees or upon Liquidation Events from Series A Clinics (except for mandatory 8% annual dividends), investors will benefit only from the performance of the number of Series A Clinics that we are able to develop with such proceeds. Fewer Series A Clinics could result in reduced revenue, greater exposure to the performance of individual locations, and diminished ability to achieve economies of scale in construction, staffing, marketing, and administrative functions. As a result, lower Offering proceeds could materially limit the Company’s operational abilities, reduce our Management Fees, reduce the profitability of the Series A Clinics, and adversely affect the returns available to the Series A Preferred Stock holders.

Risks Relating to Our Financial Condition

The holders of our Series A Preferred Stock have certain rights to mandatory Dividends and mandatory redemption upon Series A Clinic Sales, which may result in the Company being insufficiently funded to meet its ongoing obligations and proposed expansion plans.

Pursuant to the terms of the Series A Preferred Stock, holders are entitled to (i) Dividends and (ii) mandatory redemption upon Series A Clinic Sales. These financial obligations may significantly impact our financial condition and limit our flexibility.

Specifically, we are required to pay as a quarterly Dividend, 8% of the stated value of the Series a Preferred Stock per share and 50% of the Management Fees we receive with respect to Series A Clinics. Additionally, upon Liquidation Events (including Series A Clinic Sales), we are required to redeem Series A Preferred Stock at a price per share equal to (i) the stated value of the Series A Preferred Stock, (ii) all accrued but unpaid Dividends due, and (iii) 75% of the Tranquil Sales Proceeds after deducting the stated value of the Series A Preferred Stock and any management bonus paid for such sale. As a result, even if we generate positive cash flows from operations of our Series A Clinics, we may have insufficient free cash flow required for corporate expenses, including but not limited to paying employees, consultants, legal and accounting professionals, and other required payments to maintain the corporate existence of the Company.

In addition, if our future Clinic Operators fail to timely make payments to us, we may not be able to make Dividends or redemptions as required.

We have a limited operating history, have not generated any revenue to date, and there is substantial doubt about our ability to continue as a going concern.

As of October 31, 2025, we had no revenue and very limited operations. Future losses are likely to occur until we are able to generate revenue from the opening and operation of Clinics (by third party Operators) where we anticipate providing our Clinic Services.

We expect to continue to incur losses for the foreseeable future as we seek to implement our business model and begin generating revenue from Series A Clinics to whom we anticipate providing our Clinic Services. Our ability to achieve profitability will depend on a number of factors, including our ability to raise sufficient capital in this Offering, successfully fund and launch our first Series A Clinics, and enable our operating partners to achieve profitable operations.

While we intend to use a portion of the proceeds from this Offering to finance these activities, there can be no assurance that we will raise capital in amounts sufficient to implement our business plan or achieve profitable operations. As a result of these, among other factors, our financial statements for the year ended October 31, 2025, include an explanatory paragraph in Note 2 Going Concern, indicating that there is substantial doubt about our ability to continue as a going concern.

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Our existing financial resources are insufficient to meet our planned operating expenses, and we will need to raise additional capital to finance our anticipated operations.

We currently have no sources of revenue and limited cash reserves to meet our anticipated operating expenses. As a result, we are dependent on obtaining additional financing to fund our anticipated operations. In the short term, unless we are able to raise additional debt and/or equity we will be unable to meet our anticipated obligations or continue executing on our business plan. Over the longer term, we expect to seek additional funding through the sale of equity or debt securities, including the Series A Preferred Stock being offered pursuant to this Offering Circular. However, there can be no assurances that we will be able to obtain financing on acceptable terms, or at all.

We will deposit the proceeds from (i) the sale of the Series A Preferred Stock and certain amounts received by the Company from the operation of the Series A Clinics that are payable to Series A Preferred Stock holders as Dividends or for mandatory redemptions into a wholly owned subsidiary and such segregation will increase our administrative burden, limit financial flexibility, and could lead to accounting or compliance challenges.

Since the holders of our Series A Preferred Stock are entitled to (i) Dividends and (ii) redemption on Liquidation Events with respect to the Series A Clinics, we will deposit such funds from this Offering Circular and other funds required to be paid to the Series A Preferred Stock holders for Dividends or pursuant to redemptions into a wholly owned subsidiary of the Company. All other proceeds not due to the Series A Preferred Stock holders and other proceeds from future offerings for different classes or series of securities will be kept at the Company for the Company’s use.

Implementing and maintaining this level of financial segregation will require management oversight, internal accounting controls, and additional personnel resources. Any error, delay, or deficiency in our tracking or reconciliation procedures could result in disputes with Series A Preferred Stock holders, delays in required distributions, increased legal costs, increased audit and compliance costs, or potential regulatory scrutiny. These structural and administrative constraints could adversely affect our operations, increase costs, and limit our ability to respond efficiently to changing business needs.

We owe accrued salary and signing bonus payments to our Chief Executive Officer, which may impact his continued service and create financial and reputational risks to the Company.

As of October 31, 2025, our Chief Executive Officer, Tyler Ehler, is owed an aggregate of $40,000 for accrued but unpaid signing bonus. We intend to use at least $40,000 of the net proceeds from this offering (provided at least $300,000 in net proceeds are raised) to satisfy this obligation. (See “Use of Proceeds” in this Offering Circular). In addition, pursuant to Mr. Ehler’s employment agreement, we are required to pay Mr. Ehler a base salary of $120,000 per year beginning on November 1, 2025. Per the employment agreement, the Company will accrue but not pay Mr. Ehler’s salary until the earlier of (i) the Board of Directors determining that the Company is adequately capitalized or (ii) the Company raises $300,000 in net proceeds from the sale of equity securities. There can be no assurances that Mr. Ehler will continue to provide services to the Company in the event that the Company does not raise capital sufficient to pay Mr. Ehler’s accrued but unpaid obligations or such capital raising transactions are delayed. If Mr. Ehler were to resign or reduce his engagement due to this outstanding obligation, our operations, strategic direction, and ability to attract investors or key partners could be materially and adversely affected.

Management has expressed concerns about our ability to continue as a going concern.

Management has expressed concern about our ability to continue as a going concern based on the absence of any revenue, and our need for additional financing to fund all of our operations. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown. If we cannot continue as a viable entity, we may be unable to continue our operations, and you may lose some or all of your investment in our Series A Preferred Stock.

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Our financial results are likely to fluctuate based on the performance of independent Clinic operators and other external factors.

Our revenues depend in large part on the timing and profitability of the Series A Clinics and the Operators that lease our equipment, borrow funds, and utilize our consulting services. As these Series A Clinics will be independently owned and managed, their success depends on factors largely outside of our control, including their ability to secure locations, hire medical professionals, attract patients, and comply with healthcare regulations. Delays in Series A Clinic openings, underperformance of operators, or defaults on lease or loan obligations could cause our future revenues to vary significantly from period to period.

Other factors, such as broader economic conditions, changes in patient demand for behavioral-health or TMS-related services, and our ability to retain key employees and operator relationships, may also affect our results. As a result, our operating performance may fluctuate substantially between periods, and future results could differ materially from expectations.

Risks Relating to Our Business and Industry

Our future agreements with Operators may not be entered into on favorable terms, and delays or adverse developments in our Series A Clinic expansion could materially impact our business plan.

Our business plan depends on us entering into agreements to provide clinic Services with newly developed Series A Clinics managed by DGR or other Operators. We have not yet entered into definitive agreements with respect to any Series A Clinic and the Company is still in the early stages of development. There can be no assurance that such Series A Clinics will be opened as anticipated, will achieve commercial success, or we will be able to negotiate agreements on terms that we currently anticipate. Market conditions, increased competition, changes in healthcare reimbursement rates, or regulatory scrutiny could prevent our anticipated Series A Clinics from generating significant revenue, which would result in less fees to the Company for Clinic Services, which would materially harm our financial condition and ability to implement our business plan.

Our business depends heavily on the performance and compliance of third-party clinic operators, over whom we have limited control.

We intend to rely on independent Operators to develop, build, and operate Clinics using equipment, financing, and consulting services we provide. Because these Operators are third parties and not our employees or subsidiaries, we have limited ability to control their day-to-day operations, quality of care, marketing practices, or compliance with applicable laws. If any Operator of a Series A Clinic fails to attract and retain patients, experiences financial distress, or violates healthcare or privacy regulations, including but not limited to HIPAA requirements, our reputation and revenues could be materially harmed. We may also incur liability or reputational damage even when we are not directly responsible for a Series A Clinic’s conduct.

Although we seek to structure our relationships to comply with healthcare laws, regulators could view aspects of our model—non-medical operators hiring physicians for certain services, as non-compliant in some jurisdictions.

Our Operators are not professional corporations and may contract with physicians or other licensed professionals to deliver services required by law for particular treatments. We intend to make every effort to design our future agreements (e.g., management, equipment lease, and consulting arrangements) to respect state restrictions on the corporate practice of medicine, fee-splitting, supervision, advertising, and fair-market-value standards. Nevertheless, interpretations vary by state and over time regulators or courts could determine that an operator’s engagement of physicians, or our economics with the operator, results in improper control of clinical practice or unlawful sharing of professional fees. We may need to modify agreements, change pricing, or restructure relationships, which could increase costs or reduce revenues.

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Our results rely on Operators’ ability to develop, build out, and scale Series A Clinics profitably.

Operators must identify suitable locations for the anticipated Series A Clinics, obtain any required permits, complete buildouts, hire staff, secure physician coverage where necessary, and attract sufficient patient volume. Delays or underperformance in any of these steps, whether due to capital constraints, construction delays, payer dynamics, or competition, could limit the operators’ ability to make payments to us for Clinic Services, adversely affecting our cash flows and growth.

We may face indirect liability or reputational harm arising from the clinical or marketing conduct of independent operators and their engaged physicians.

Even though we do not provide medical services, our brand and business can be affected by how operators and their engaged clinicians deliver care, comply with scope-of-practice rules, supervise staff, protect patient privacy, and advertise services. Allegations of noncompliance (e.g., privacy, billing, supervision, or advertising) against an operator or its physicians could lead to investigations, fines, or service disruptions that diminish our revenues and damage our reputation.

The anticipated Series A Clinics that receive our Clinic Services must comply with extensive federal, state, and local healthcare regulations. These include laws governing medical practice, facility licensing, patient privacy (such as HIPAA), advertising of medical services, and corporate practice of medicine restrictions. Any noncompliance by clinic operators could lead to investigations, fines, or enforcement actions that disrupt their business operations and indirectly harm our operations. We could also become subject to claims or regulatory scrutiny if authorities determine that our role constitutes or facilitates the unlicensed practice of medicine or other prohibited conduct.

Changes in healthcare regulation or enforcement priorities could require us and our operators to adjust contract terms, supervision models, or economics.

State and federal requirements for physician involvement, supervision, facility licensing, and marketing of healthcare services evolve over time and vary by jurisdiction. New rules or guidance could restrict the use of non-medical operators, alter supervision requirements for specific treatments, or limit permissible financial arrangements. We and our operators may need to renegotiate agreements, modify economics to meet fair-market-value standards, or implement additional compliance controls, any of which could increase costs or reduce demand for our offerings.

We depend on our management team and the management teams of our clinic operating partners, and the loss of key personnel could materially harm our business.

Our success depends heavily on (i) the leadership and strategic direction of our Chief Executive Officer, Tyler Ehler, and other key consultants and personnel, and (ii) the business and operational capabilities of the management teams of the independent Series A Clinic operators with whom we intend to partner. We will rely on these Operators to recruit, train, and manage qualified staff, contract with medical professionals when required, and operate their Series A Clinics profitably.

We currently have an employment agreement with Mr. Ehler, which is an at-will employment agreement and may be terminated at any time. The loss of Mr. Ehler or other key members of our management team could disrupt our operations and slow our growth. Similarly, we have limited control over the personnel decisions of third-party Series A Clinic Operators. If a Series A Clinic Operator experiences turnover or loses experienced management, its Series A Clinics may fail to achieve or maintain profitability, which could reduce or delay payments owed to us for Clinic Services. Any such events could materially and adversely affect our revenues, results of operations, and growth prospects, including our ability to pay the Dividends to the Series A Preferred Stock holders.

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Our future success depends on our ability to attract, hire, and retain additional qualified personnel as we grow.

As we expand our operations and the number of Series A Clinics we support, our ability to continue scaling will depend on hiring and retaining additional qualified personnel. We will need to expand our management, finance, operations, compliance, and business-development teams to manage a growing portfolio of equipment leases, loans, and consulting engagements. Competition for experienced professionals in the healthcare services and finance sectors is intense, and we may not be able to attract or retain the personnel we need at reasonable cost, or at all.

Failure to recruit and retain skilled employees and executives could slow our growth, reduce our ability to service our Series A Clinic partners effectively, and limit our capacity to identify and onboard new operators. If we cannot build and maintain a strong team as we scale, our ability to execute our business strategy and achieve profitability could be materially and adversely affected.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations including the ability for our operators to grow their crops and maintain their greenhouses and other equipment and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control.

Our future Series A Clinic operators could face financial issues and even bankruptcy and might not be able to pay us the future loan and equipment lease payments

We are anticipating entering into definitive agreements with Operators of our intended Series A Clinics for the Clinic Services. Such loans and equipment leases within our Clinic Services are anticipated to be long term and there will be no guarantees that these Operators will be able to grow their businesses as projected and make timely payments to us for our loans, leases, and services. If we are not paid timely, or at all, there can be no guarantees or assurances that we will be able to fund our operations, establish other definitive agreements for our Clinic Services , or be able to generate the necessary revenues to meet our obligations, including but not limited to our required Dividend payments on our Series A Preferred Stock.

Our business depends on the ability of our third-party Series A Clinic Operators receiving adequate reimbursement from health insurers, and changes in reimbursement policies or FDA determinations could materially harm their ability to pay us and, as a result, adversely affect our business.

A substantial portion of the revenues generated by the third-party Series A Clinic Operators that we intend to finance or support depends on their ability to obtain reimbursement from private health insurers and government healthcare programs for the services they provide to patients. If these Operators are unable to secure or maintain adequate reimbursement levels for their treatments—particularly for TMS procedures, they may experience significant reductions in revenue and future cash flow, which could impair their ability to meet their financial obligations to us under our anticipated credit facility loans, equipment leases, or consulting services. Any such reduction in reimbursement, delay in payments, or denial of coverage could adversely affect the ability of these Operators to service their indebtedness or make payments owed to us, which in turn could have a material adverse effect on our business, financial condition, and results of operations.

We do not currently maintain directors’ and officers’ liability insurance, and while our governing documents provide for indemnification, such protection may be limited.

We do not presently maintain directors’ and officers’ (“D&O”) liability insurance. As a result, our directors and officers could, under certain circumstances, be personally liable for claims made against them in connection with their service to the Company. Although our Certificate of Incorporation and Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by Delaware law, there can be no assurance that this protection will be sufficient to cover all potential claims, expenses, or judgments. The Company’s indemnification obligations could also result in substantial costs to us and reduce funds available for our operations. The absence of D&O insurance may make it more difficult for us to attract and retain qualified directors and officers and could expose them, and indirectly, the Company and its investors, to greater financial risk.

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If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. We may in the future discover areas of our internal controls that need improvement. We cannot be certain that any measures we implement will ensure that we achieve and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information.

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our Series A Preferred Stock.

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USE OF PROCEEDS

If we sell all of the Offered Shares, our gross proceeds will be $50,000,000. The figures below are estimates only and the actual costs may differ. The precise amounts that we will devote to each of the following items, and the timing of expenditures, will vary depending on numerous factors. As of the date of this Offering Circular, we have not sold any securities pursuant to this offering.

To account for a varying potential use of funds from the low to high ends of this range, the following table represents management's best estimate of the uses of gross proceeds. We provide a summary of the proceeds, excluding offering expenses at the maximum raise amount, as well as at the 25%, 50%, and 75% intervals. All amounts in this table are based on estimated amounts outstanding on November 10, 2025, except as specifically stated otherwise.

If 100% of the Shares are sold:
Planned Actions	Estimated Cost to Complete
Purchase of Equipment for 40 Series A Clinics	$24,000,000
Loan / Line of Credit for:
Buildout expenses for 40 Series A Clinics	4,000,000
Initial working capital for 40 Series A Clinics	12,000,000
Marketing Costs of this Offering	2,500,000
Repayment of Convertible Promissory Notes	220,000
Reserve Account deposits*	4,000,000
Repayment of accrued obligations to our CEO for signing bonus	40,000
Working Capital and General Corporate Purposes	3,240,000
TOTAL	$50,000,000

If 75% of the Shares are sold:
Planned Actions	Estimated Cost to Complete
Purchase of Equipment for 30 Series A Clinics	$18,000,000
Loan / Line of Credit for:
Buildout expenses for 30 Series A Clinics	3,000,000
Initial working capital for 30 Series A Clinics	9,000,000
Marketing Costs of this Offering	1,875,000
Repayment of Convertible Promissory Notes	220,000
Reserve Account deposits*	3,0,000
Repayment of accrued obligations to our CEO for signing bonus	40,000
Working Capital and General Corporate Purposes	1,365,0002
TOTAL	$37,500,000

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If 50% of the Shares are sold:
Planned Actions	Estimated Cost to Complete
Purchase of Equipment for 20 Series A Clinics	$12,000,000
Loan / Line of Credit for:
Buildout expenses for 20 Series A Clinics	2,000,000
Initial working capital for 20 Series A Clinics	6,000,000
Marketing Costs of this Offering	1,250,000
Repayment of Convertible Promissory Notes	220,000
Reserve Account deposits*	2,000,000
Repayment of accrued obligations to our CEO for signing bonus	40,000
Working Capital and General Corporate Purposes	1,490,000
TOTAL	$25,000,000

If 25% of the Shares are sold:
Planned Actions	Estimated Cost to Complete
Purchase of Equipment for 9 Series A Clinics	$5,400,000
Loan / Line of Credit for:
Buildout expenses for 9 Series A Clinics	900,000
Initial working capital for 9 Series A Clinics	2,700,000
Marketing Costs of this Offering	625,000
Repayment of Convertible Promissory Notes	220,000
Reserve Account deposits*	1,000,000
Repayment of accrued obligations to our CEO for signing bonus	40,000
Working Capital and General Corporate Purposes	1,615,000
TOTAL	$12,500,000

* Management has the right to invest such Reverse Account funds in cash equivalents, at its discretion.

As described above, we plan on using certain of the funds to make required payments to Tyler Ehler, our CEO, for the payment of compensation owed to him from a signing bonus for which $40,000 is accrued and unpaid as of October 31, 2025. In addition, beginning on November 1, 2025, Mr. Ehler earns a salary of $120,000 per year, which will additionally be accrued, along with the signing bonus, until the earlier of (i) the Board of Directors determining that the Company is adequately capitalized or (ii) the Company raises at least $300,000 in net proceeds from the sale of equity securities (which may occur pursuant to this Offering).

As indicated in the table above, if we sell only 25%, 50% or 75% of the Offered Shares in this Offering, we would expect to use the resulting proceeds for the same purposes as we would use the proceeds from the sale of 100% of the Offered Shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The use of proceeds also assumes that the holders of $200,000 of our Convertible Notes (which are convertible into Series A Preferred Stock) elect to not convert their Convertible Notes and instead are repaid the entire principal plus accrued interest and bridge fees (calculated through November 7, 2025 with respect to amounts due under the Convertible Notes). In the event that the holders elect to convert any portion of the Convertible Notes, the additional unused proceeds are anticipated to be used for general working capital.

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The expected use of proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the proceeds from this offering.

In the event we do not sell all of the shares being offered, we may sell Series A Preferred Stock through other channels in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

To comply with the terms of the Series A Preferred Stock and to ensure that Series A investors participate only in returns generated from the Series A Clinics, the Company intends to establish a wholly owned subsidiary that will manage the funds received from the sale of the Series A Preferred Stock, as well as the capital to be returned pursuant to Dividends and redemptions on Liquidation Events with respect to the Series A Clinics.

This structure is designed to provide transparency and protect investor allocations, but it will also require substantial ongoing administrative effort, including periodic reconciliations, and reporting, to confirm compliance with the segregation requirements. Management anticipates that these procedures will increase operational costs. Although we believe these measures are appropriate to safeguard investor funds, they may nonetheless limit our financial flexibility and add complexity to our ongoing operations.

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DILUTION

The Company sold to its founders, certain employees, and certain consultants an aggregate of 825,000 shares of common stock at a price per share of $0.001 from October 28 through November 7, 2025. We additionally issued an aggregate of 16,000 shares of common stock in connection with the issuance of $200,000 of Convertible Notes. Notwithstanding, the shares of Series A Preferred Stock being sold in this offering are not convertible into shares of common stock. Further, the rights and preferences of the Series A Preferred Stock are different from the common stock in that the Series A Preferred Stock: (i) is entitled to a mandatory quarterly Dividend (i) at an annual rate of 8% and (ii) in an amount equal to 50% of Management Fees and (ii) is required to redeemed upon certain Liquidation Events, including a liquidation of Company or sale of substantially all of its assets or upon the Series A Clinic Sales at a price per share equal to the sum of (i) the stated value of the Series A Preferred Stock, (ii) all accrued but unpaid Dividends due, and (iii) 75% of the Tranquil Sales Proceeds after deducting the stated value of the Series A Preferred Stock and any management bonus paid for such sale. Accordingly, the Company has determined that dilution to existing common stockholders would not be readily determinable.

In addition, the Company has $200,000 in outstanding Convertible Notes that are convertible into shares of Series A Preferred Stock. These Convertible Notes were issued between November 4 and November 7, 2025 and accrue interest at fifteen percent (15%) per annum and have an exit / bridge fee of 10% of the principal amount payable at maturity or applied to any conversion into Series A Preferred Stock. Accordingly, assuming the Convertible Note holders convert their Convertible Notes on November 7, 2025, such holders would receive approximately 22,000 shares of Series A Preferred Stock.

Future Dilution

Dilution may result from future actions by our Company, and specifically from any increase in the number of shares of the Company’s Series A Preferred Stock outstanding resulting from a stock offering (such as a public offering, a crowdfunding round, a venture capital round or an angel investment).

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PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the Securities and Exchange Commission (“SEC”) includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.

Exchange Listing

As of the date of this Offering Circular, there is no trading market for any of our securities, and we cannot assure you that a trading market will develop. We have not applied to list our securities on any national securities exchange.

Pricing of the Offering

Prior to this Offering, there has been no public market for the Offered Shares. The public offering price was determined by us. The principal factors considered in determining the public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded equity securities of generally comparable companies; and

•	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the qualification date and will terminate on the earlier of (a) twelve (12) months from the date this Offering Circular is qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion); (b) the date when all Offered Shares have been sold; or (c) the date on which this Offering is earlier terminated by us, in our sole discretion.

The Company may extend this Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from Investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

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Incentive Shares

Certain investors in this Offering are eligible to receive Incentive Shares in addition to the Offered Shares subscribed for as part of the Offering, effectively discounting the price per share offered. To qualify for the receipt of Incentive Shares, an Investor is required to purchase at least $100,000 of Offered Shares, referred to as the Incentive Threshold. Upon meeting the Incentive Threshold, such applicable investor will receive, as part of their investment, such number of additional shares of Series A Preferred Stock equal to ten percent (10.0%) of the Offered Shares purchased by such Investor. Incentive Shares will be granted at the applicable closing only upon such Investor meeting the Incentive Threshold for such closing and such investment will not aggregate with purchases of Offered Shares in any other closing.

Broker Dealers

The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the Offering. Any such arrangement will add to our expenses in connection with the Offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement.

Subscription Procedures

If you decide to subscribe for our Offered Shares in this Offering, you should review your subscription agreement. A copy of the form of subscription agreement is attached to this Offering Circular as Exhibit 4.1. Completed and signed subscription documents shall be either mailed directly to the Company at Tranquil Healthcare, Inc., 18200 Von Karman Ave. Suite 850, Irvine CA 92612, or sent via electronic correspondence at: invest@tranquil.healthcare. Since there is no minimum amount to complete a closing under this Offering, the Company may immediately deposit the proceeds from accepted subscription agreements into the Company’s bank account, and subject to the requirement to deposit 8% of subscriptions in the Reserve Account to be maintained as a contingency reserve for Dividends (which may be invested, at management’s discretion, into cash equivalents), the Company may use such proceeds in accordance with the Use of Proceeds.)

You shall deliver funds by either check, ACH deposit or wire transfer, pursuant to the instructions set forth in the subscription agreement. Upon confirmation that a subscriber’s funds have cleared, the Offered Shares will be sent to the subscriber within 48 hours of the applicable closing electronically.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Acceptance of Subscriptions

Upon our receipt of a subscription agreement and payment, we will countersign the subscription agreement and issue the shares of Series A Preferred Stock subscribed for at the applicable closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable, and the Company will not return any funds to subscribers regardless of the volume of sales in any applicable closing.

Investors must further comply with the “Investor Suitability Standards” set forth below.

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Investor Suitability Standards

As a Tier 2 Regulation A offering, investors must comply with the 10% limitation to investment in the offering, as prescribed in Rule 251. Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculation, “Net Worth” is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase Offered Shares and prior to the acceptance of any funds from an Investor, an Investor will be required to represent, to the Company’s satisfaction, that it is either an accredited investor or is in compliance with the ten percent (10%) of net worth or annual income limitation on investment in this offering. We urge all investors to review Rule 251 of Regulation A to ensure compliance.

The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you qualify as an Accredited Investor:

(i) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase the Shares (please see below on how to calculate your net worth);

(iii) You are an executive officer or general partner of the issuer or a management team or executive officer of the general partner of the issuer;

(iv) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of the Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

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Selling Security holders

There are no selling security holders in this Offering.

Blue Sky Law Considerations

The holders of our shares of Series A Preferred Stock should be aware that there may be significant state law restrictions upon the ability of investors to resell our securities. Accordingly, investors should consider any secondary market for the Company's securities to be a limited one.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Overview

We have assembled a group of executives and advisors that have expertise in medical equipment, medical devices, medical financing, and social media marketing. We intend to leverage these skillsets to partner with organizations (the “Operators”) that build, develop, and operate Transcranial Magnetic Stimulation (“TMS”) and brain wellness clinics (collectively, the “Clinics”), including retaining necessary medical and nonmedical personnel. We intend to enter into agreements with Operators in order to provide such Operators with the following services: (i) loans pursuant to a revolving line of credit for the buildout, startup costs, and marketing of each Clinic, (ii) medical equipment leases for the Operators to provide each Clinic with necessary equipment, and (iii) consulting services related the operations and marketing of each Clinic, which will include marketing strategies, new Clinic expansion analysis and opportunities, new product development, and general business consulting (collectively, the “Clinic Services”). On October 28, 2025, we entered into a term sheet with DGR Health Services, LLC (“DGR”), a company with management experience in operating Clinics related to TMS, mental health, and psychiatric support services. The term sheet includes a binding 180-day exclusivity period to enter definitive agreements to provide our Clinic Services for up to forty (40) Clinics in the United States. We have chosen to initially partner with DGR because, their management has operated over 40 clinics in the United States related to TMS, mental health, and psychiatric support services. We are also considering entering into similar arrangements with other potential Operators to provide Clinic Services. In addition, on November 6, 2025, we loaned DGR $50,000 in the form of a promissory note for the initial buildout of the first proposed Clinic, which is anticipated to be in Florida. The note matures in one (1) year from issuance, has a 10% interest rate and 10% bridge / exit fee upon repayment, and will automatically be exchanged into a future revolving credit facility, if and when entered into with DGR.

Pursuant to our Clinic Services, we anticipate receiving the following compensation for Series A Clinics based on our term sheet with DGR: (i) interest from our revolving loans to Operators, anticipated to be 10% per annum (“Loan Interest”), (ii) equipment lease fees, anticipated to be 10% of the capital cost of such equipment per year of rental (“Equipment Fees”), and (iii) after deducting certain Operator management fees, 10% of the EBITDA generated by each Series A Clinic (“Management Fees”). In addition, as described in our term sheet with DGR, from the sale of one or more Series A Clinic (each a “Series A Clinic Sale,”) we anticipate receiving repayment of any outstanding loans associated with that clinic and unpaid interest along with 10% of the net proceeds as defined as the gross proceeds less any repayment of any outstanding loans, interest and fees directly associated with such sale (collectively “Tranquil Sales Proceeds”).

Plan of Operation for the Next Twelve Months

The Company believes that if fully subscribed, the proceeds of this Offering will satisfy its 12 month cash requirements for both providing the necessary capital and equipment loans for the opening and operating the projected 40 Clinics. If the Company desires to expand to more than the initial 40 Clinics, it may have to raise additional funds in the next twelve months.

As the Company begins funding Clinics and expanding operations, it may make significant changes in the number of employees at the corporate level, primarily within the accounting department and possibly with additional consulting expertise.

Investments. The Company intends to make substantial investments in the specific equipment needed for third party Operators to operate the TMS and Brain Wellness Clinics. It intends to work closely with its Operators to expand purchase equipment, quickly open the Clinics and assist in implementing a number of the techniques for both increasing the effectiveness and lower costs of marketing these Clinics.

Marketing and sales. We anticipate that revenues will be generated directly from the Operators of our Clinics. It will come from both a fixed rent paid by the operators for use of our equipment, loan payments for the capital we provided for facility buildout, marketing expenses and general working capital plus a consulting fee charged for our expertise. It is anticipated that as our operating partners grow their sales, the consulting fees will also increase as these fees are based on the EBITDA of our partners. As there is already a letter of intent in place with our initial operating partner to open 40 Clinics and all of the costs of marketing the Clinics is borne by the operating partner, the company expects minimal marketing with the exception of the costs marketing this Offering.

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Cost of revenue. The Company expects to have relatively small cost of revenues primarily consisting of the cost of providing consulting services to our Operating Partners.

Research and development. The Company expects to have minimal research and development costs. It will rely on its management team, operating partners and advisors to assist with the sourcing and evaluation of the newest growing technologies. It will not be developing any technologies internally.

General and administrative. The majority of our general and administrative expenses will consist of salaries, and bonuses for certain of our executives, board members and advisory board members. In addition, general and administrative expenses include legal, financial and corporate communication services. The Company expects to incur substantial expenses in marketing the current Offering. Further, the company expects to incur significant general and administrative expenses in the following areas:

•	Accounting, including audit, accounting, and tax compliance-related costs;
•	Filing and transfer agent costs if the Company decides that it is advantageous to use a transfer agent of other method for tracking its Series A Preferred Stock holders;
•	Investor relations and news dissemination, including maintaining and updating a planned website and disseminating news releases; and
•	Management fees, including executive officer salaries.

RESULTS OF OPERATIONS

From inception October 21, 2025 through to the period ended October 31, 2025

The following table sets forth information showing the components of net loss from inception October 31, 2025 through the period ended October 31, 2025:

From inception (October 21, 2025)
through to the period ended
October 31, 2025
Revenues	$–
Cost of revenues	–
Gross profit	–
Operating expenses	76,350
Loss from operations and before income taxes	(76,350)
Income tax expense	–

Net loss	$(76,350)

Basic and diluted - loss per common share	$(0.12)

Basic and diluted - weighted average common shares outstanding	625,000

During the period from inception October 21, 2025 through to the period ended October 31, 2025, revenues were $0.

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Cost of sales were $– period from inception October 21, 2025 through to the period ended October 31, 2025.

Gross profits were $– and $– during the period from inception October 21, 2025 through to the period ended October 31, 2025.

Operating expenses were $76,350 for the period from inception October 21, 2025 through to the period ended October 31, 2025 and is largely comprised of a signing bonus for our CEO $40,0000 professional fees $32,350 and the $4,000 balance for travel expense and other administrative expenses.

Loss from operations was $76,350 for the period from inception October 21, 2025 through to the period ended October 31, 2025.

Other (expenses) was - for the period from inception October 21, 2025 through to the period ended October 31, 2025.

Net loss for the period from inception October 21, 2025 through to the period ended October 31, 2025 was $76,350.

LIQUIDITY AND CAPITAL RESOURCES

The following table summarizes the cash flows from inception through to the period ended October 31, 2025:

From inception (October 21, 2025)
through to the period ended
October 31, 2025
Operating Activities	–
Investing Activities	–
Financing Activities	600

During the period from inception October 21, 2025 through to the period ended October 31, 2025 net cash provided by operating activities was zero.

During the period from inception October 21, 2025 through to the period ended October 31, 2025, we used zero net cash from investing activities.

During the period from inception October 21, 2025 through to the period ended October 31, 2025, the Company had $600 net cash provided by financing activities. The cash provided from financing activities is attributable to the proceeds from the initial purchase of founders stock.

At October 31, 2025, we had current assets of $600, current liabilities of $76,350, working capital deficit of $75,750 and an accumulated deficit of $76,350.

We presently have limited and expensive available credit, and do not have bank financing or other external sources of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding. We will still need additional capital in order to continue operations until we are able to achieve positive operating cash flow. Additional capital is being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

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OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity, or capital expenditures.

Recent Financing Transactions

Convertible Note

From November 5 through November 7, the Company entered into a $200,000 of Convertible Notes with three individual accredited investors (“Note Holders”). The Note matures in 1 year from issuance and carries a 15% annual interest rate along with a 10% fixed bridge fee paid at exit. The Company must offer to repay the Convertible Notes, accumulated interest and bridge fees upon raising $3 million in this Offering. The Note Holders have the right to convert their Convertible Notes, accumulated interest and bridge fees into the Series A Preferred Stock at any time prior to repayment. In addition, the Company issued 16,000 shares of its common stock in connection with the purchase and issuance of the Convertible Notes.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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BUSINESS

Tranquil Healthcare, Inc. (“the Company”, “Tranquil Healthcare”, “Tranquil”, “we” and “us”) was incorporated under the laws of the State of Delaware on October 21, 2025.

We have assembled a group of executives and advisors that have expertise in medical equipment, medical devices, medical financing, and social media marketing. We intend to leverage these skillsets to partner with organizations (the “Operators”) that build, develop, and operate Transcranial Magnetic Stimulation (“TMS”) and brain wellness clinics (collectively, the “Clinics”), including retaining necessary medical and nonmedical personnel. We intend to enter into agreements with Operators in order to provide such Operators with the following services: (i) loans pursuant to a revolving line of credit for the buildout, startup costs, and marketing of each Clinic, (ii) medical equipment leases for the Operators to provide each Clinic with necessary equipment, and (iii) consulting services related the operations and marketing of each Clinic, which will include marketing strategies, new Clinic expansion analysis and opportunities, new product development, and general business consulting (collectively, the “Clinic Services”). On October 28, 2025, we entered into a term sheet with DGR Health Services, LLC (“DGR”), a company with management experience in operating Clinics related to TMS, mental health, and psychiatric support services. The term sheet includes a binding 180-day exclusivity period to enter definitive agreements to provide our Clinic Services for up to forty (40) Clinics in the United States. We have chosen to initially partner with DGR because, their management has operated over 40 clinics in the United States related to TMS, mental health, and psychiatric support services. We are also considering entering into similar arrangements with other potential Operators to provide Clinic Services. In addition, on November 6, 2025, we loaned DGR $50,000 in the form of a promissory note for the initial buildout of the first proposed Clinic, which is anticipated to be in Florida. The note matures in one (1) year from issuance, has a 10% interest rate and 10% bridge / exit fee upon repayment, and will automatically be exchanged into a future revolving credit facility, if and when entered into with DGR.

Pursuant to our Clinic Services, we anticipate receiving the following compensation for Series A Clinics based on our term sheet with DGR: (i) interest from our revolving loans to Operators, anticipated to be 10% per annum (“Loan Interest”), (ii) equipment lease fees, anticipated to be 10% of the capital cost of such equipment per year of rental (“Equipment Fees”), and (iii) after deducting certain Operator management fees, 10% of the EBITDA generated by each Series A Clinic (“Management Fees”). In addition, as described in our term sheet with DGR, from the sale of one or more Series A Clinic (each a “Series A Clinic Sale,”) we anticipate receiving repayment of any outstanding loans associated with that clinic and unpaid interest along with 10% of the net proceeds as defined as the gross proceeds less any repayment of any outstanding loans, interest and fees directly associated with such sale (collectively “Tranquil Sales Proceeds”).

Tranquil’s office is located at 18200 Van Karman, Suite 850, Irvine, CA 92612, Phone: 646-902-4953, Email: invest@tranquil.healthcare. We maintain a website at http://www.tranquil.healthcare. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website as a part of this Offering Circular.

Business Plan

We are initially focused on partnering with DGR, as our first anticipated Operator, to build a network of forty (40) Series A Clinics that deliver advanced interventional psychiatry treatments. We will not provide any medical services or operate any Clinic. We will be providing our Clinic Services to Operators, whose Clinics will primarily provide psychiatry and mental health services, including the core service of TMS. TMS is a non-invasive, FDA-approved and EU-approved neuromodulation therapy.1 TMS utilizes magnetic fields and pulse to stimulate specific nerve cells within the brain. TMS has been used in the US to improve the symptoms of major depressive disorder (MDD).1 The US FDA has approved TMS for treating Major Depressive Disorder (MDD), Obsessive Compulsive Disorder (OCD) and smoking cessation. In the EU, TMS has received CE certification for MDD, OCD, Alzheimer’s Disease, Autism Spectrum Disorder, Chronic Pain and Migraines, Bipolar Disorder, Post Traumatic Stress Disorder (PTSD), Parkinsons Disease, and Multiple Sclerosis.

In a multisite study with over 1,700 patients on treating Major Depressive Disorders, a single course of treatment consisting of 30 sessions over a six-week time frame, with patients seeing an over 80% response rate and over 65% remission rate.2 In another study, approximately 60% of patients saw complete remission of their symptoms, with a greater number of sessions leading to higher remission rates, consistent with other results.3

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1 Mayo Clinic. Transcranial Magnet Stimulation (DMS)

2 Tendler, A et al. "Deep TMS H1 Coil treatment for depression: Results from a large post-marketing data analysis", Psychiatry Research, 324, Article 115179. https://doi.org/10.1016/j.psychres.2023.115179

3 Roth, Y., et al. (2023). Real-world efficacy and safety of various accelerated deep TMS protocols

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We are attempting to build an efficient platform company designed to capture the fragmented growth of the advanced psychiatry market. Management believes that most existing TMS clinics are run as single-location practices that rely heavily on the patients from the individual psychologist whose office has the TMS machine for patient flow, which limits scalability. By contrast, subject to necessary capital requirements, we intend to provide: turnkey financing for build out and start-up costs, secured by loans, which are anticipated to include, long-term turn key medical equipment rentals for Clinic operations, and ongoing Consulting Services tied to Operator EBITDA, which together, we believe, will create durable, contractually based revenue streams. Given our team’s expertise in digital and social media marketing, we aim to assist Clinics in reducing their patient acquisition costs and thus increase profitability. We believe that this model can be replicated across many Clinics throughout the United States by giving an Operator access to consistent equipment, capital, and consulting services, to efficiently scale their Clinics.

Provided that we enter into definitive agreements with DGR, we anticipate that the first Series A Clinics that we will partner on will be in high-density urban markets with a demand for behavioral health services with initial target locations in Florida, Pennsylvania, Virginia and New Jersey and potential additional expansion into California. Notwithstanding, no definitive agreements have been entered into with respect to the lease or buildout of any Series A Clinic as of the date of this Offering Circular.

Transcranial Magnetic Stimulation (TMS)

We will not be providing any medical services, as all medical decisions, patient selection, treatment parameters, and clinical operations are managed solely by licensed clinicians employed by our operating partners. The success of our business will be tied to the ability of the Operators to effectively run Clinics that provide TMS services.

TMS was first introduced in 1985 by Dr. Anthony Barker and colleagues in Sheffield, England. Originally developed as a tool for non-invasive brain mapping, TMS evolved over the following decades into a powerful therapeutic intervention for neuropsychiatric conditions.4

In 2008, the U.S. Food and Drug Administration (FDA) approved the first TMS device for the treatment of major depressive disorder (MDD) in adults who had not responded to at least one antidepressant. Since then, TMS has gained FDA clearance for additional indications including obsessive-compulsive disorder (OCD) and smoking cessation and has been adopted by psychiatric providers worldwide.5 6

The European Union has approved TMS for similar uses and has recognized its efficacy in treating the symptoms for a broad range of brain-related disorders including Alzheimer’s, Parkinson’s, PTSD, Stroke Rehab, Autism, Multiple Sclerosis, Chronic Pain and Tinnitus. 4 6 7 These indications are not FDA-approved in the United States.

Safety Profile

TMS is reported in research as a safe interventional treatments in psychiatry. Unlike pharmaceutical options, TMS is non-systemic and non-invasive—meaning it does not enter the bloodstream. As a result, it avoids the common side effects associated with antidepressants such as weight gain, sexual dysfunction, and cognitive dulling. 7 8

The most common side effects of TMS are mild and transient, including scalp discomfort or headache during treatment sessions. These typically resolve after the first few sessions. 9 10

Serious adverse events—such as seizures—are extremely rare, occurring in less than 0.1% of patients in standard TMS protocols, and occurs under high-risk conditions such as improper use or pre-existing neurological conditions. Among seizures reported to date, they have been self-limited at time of stimulation and have not resulted in a seizure disorder. 11 12

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4 Ingenia. (2025). Transcranial Magnetic Stimulation.

5 U.S. Food and Drug Administration (FDA). (2008). FDA Clearance of rTMS Device for Major Depressive Disorder

6 Practical Psychiatry. (2020). Transcranial Magnetic Stimulation: A Clinical Review

7 Rossi, S., et al. (2021). Safety and recommendations for TMS use in healthy subjects and patient populations. Clinical Neurophysiology, 132(1), 269-306

8 Lefaucheur, J.-P., et al. (2022). TMS Intervention and Non-serious Adverse Events

9 George, B.Q., et al. (2025). Usage and equity of transcranial magnetic stimulation in the United States. Brain Stimulation: Journal of the American Society for Neuromodulation, S1935-861X(25)00198-6

10 Rapinesi, C., et al. (2022). Evaluating the safety profile of connectome-based rTMS. Acta Neuropsychiatrica

11 TMS Lab. Clinical Safety of rTMS

12 MHC (Meridian). Seizure Risk with rTMS

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TMS has been thoroughly vetted through clinical trials and real-world usage, with estimates at more than 20 million treatment sessions delivered globally since 2009. 13

TMS vs. Medication: An Alternative for Depressed Patients

TMS represents a shift in how clinicians can approach treatment-resistant conditions: it offers patients a non-invasive, drug-free alternative with minimal side effects and some patients have experienced durable therapeutic benefits.

While antidepressant medications remain the first-line treatment for mood disorders, their limitations create a significant marketing opportunity for TMS. We cannot predict whether our Operators will be able to successfully capitalize on this opportunity.

Clinical Limitations of Medication

•	Treatment-resistant depression is common: Estimates are that at least 30% of persons with depression are faced with treatment resistant depression (TRD), that is, an inadequate response to a minimum of two antidepressants. 14 15 16

•	High side-effect burden: Common side effects include weight gain, sexual dysfunction, emotional blunting, and insomnia—often leading to poor compliance or early dropout. 17 18 19 20

•	Delayed onset: A portion of patients can take 4–8 weeks to show effects, delaying relief and risking patient disengagement. 21 22

Why TMS Is a Better Option for Many

•	Minimal side effects: TMS side effects are localized (e.g., mild scalp discomfort, occasional headache) and transient, with studies not showing systemic impact. 23 24

•	Fast-acting and durable: Many patients begin to see improvements within 3 weeks, and benefits can persist over time for most patients . [25]

•	Non-pharmacological: Current pharmacological approaches often do not provide sufficient therapeutic results, leaving options for TRD patients looking for non-pharmacological treatment options. [26]

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13 Carpenter, L. L., Philip, Noah. (2020). American Journal of Psychiatry. DOI: 10.1176/appi.ajp.2020.20060844

14 Greden, J.F. (2001). Treatment-resistant depression: prevalence and strategies

15 Quitkin, F.M., et al. (2000)

16 Thase, M.E., et al. (1996)

17 Treadway, M.T., et al. (2020)

18 Mayo Clinic: Antidepressants and weight gain: what causes it?

19 WebMD. Coping with side effects of depression treatment

20 Wichniak, et al. (2017) doi: 10.2174/138161212803523608

21 Papakostas, G.I., et al. (2018)

22 Quitkin, F.M., et al. (2000)

23 Lefaucheur, J.-P., et al. (2022). TMS Intervention and Non-serious Adverse Events

24 George, B.Q., et al. (2025). Usage and equity of transcranial magnetic stimulation in the United States. Brain Stimulation: Journal of the American Society for Neuromodulation, S1935-861X(25)00198-6

25 Garnaat, et al. (2020) Updates on Transcranial Magnetic Stimulation Therapy for Major Depressive Disorder, doi:  10.1016/j.psc.2018.04.006

26 Lysik, et al (2025) Innovative approaches in the treatment-resistant depression: exploring different therapeutic pathway, doi: 10.1007/s11357-025-01615-8

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Revenue Model

Our revenue model is designed to generate recurring, contract-based income from the Operators that manage and operate the Clinics. No proceeds from the sales of Series A Preferred Stock will go to building any Clinic that is not a Series A Clinic. We will not provide medical services directly. Instead, we expect to earn revenue through three primary sources:

1.	Equipment leases. Each Series A Clinic will lease medical and related equipment from us under a fixed-fee arrangement. We expect to charge each Series A Clinic a fixed rent of approximately $100,000 per year (or $8,334 per month) for the use of the equipment.

2.	Loans. We plan to provide revolving lines of credit to fund Series A Clinic build-outs, start-up expenses, and marketing activities. We will earn interest income and receive repayment of principal under those credit facilities.

3.	Consulting Services. We will provide operational and marketing based consulting services to our Operators. We have entered into a term sheet with DGR, our first anticipated Operator to receive a Management Fees.

We estimate that each Clinic will require approximately $1 million in total start-up capital, consisting of roughly $600,000 for equipment, $100,000 for build-out costs, and $300,000 for working capital. We anticipate that it will take approximately twelve (12) months of operation before a Clinic reaches full capacity.

TMS is reimbursed by all major U.S. insurance carriers, including Medicare and most private insurers. Medicaid also covers the treatment in select states. Accordingly, we believe that our Operators will be able to derive revenues and achieve profitability through the operation of their Clinics, resulting in revenue and payment to us.

Initial Operating Partner

The initial Series A Clinics are expected to be operated by DGR, who have experience in management of clinics and are an established clinic operator, with extensive backgrounds in TMS, behavioral health, and brain-wellness clinic operations. DGR’s founders have launched more than 30 TMS clinics across six (6) states and oversaw treatment for more than 600+ TMS patients per day and approximately 500,000 patients over the course of their careers.

On October 28, 2025, we entered into a term sheet with DGR that provides for a binding 180-day exclusivity period to negotiate and execute definitive agreements under which DGR will operate up to 40 Series A Clinics for which we will provide our Clinic Services.

Under the anticipated agreements, we expect to provide approximately to $1 million per Series A Clinic in funding through a combination of equipment leases, working-capital loans, and Consulting Services. DGR will be responsible for all clinical operations, regulatory compliance, staffing, and patient care. In return, we will receive fixed monthly lease payments for the equipment, interest and principal payments on monies loaned, and a percentage of EBITDA for Consulting Services.

We have additionally loaned DGR $50,000 for working capital to begin development of the first Series A Clinics as described in the term sheet with DGR.

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Clinic Marketing

Once we partner with an Operator, they will be primarily responsible for marketing and patient acquisition for the respective Clinics. Based on DGR’s prior experience, DGR uses direct-to-consumer digital marketing strategies; including targeted online advertising and social-media outreach in order to identify potential patients and schedule consultations.

Through our consulting arrangements, we intend to advise DGR, and other Operators, if applicable, on optimizing these marketing efforts, drawing on our management team’s expertise in social-media and digital advertising. Our goal is to help Operators improve patient-acquisition efficiency and overall Clinic profitability.

Operational Team

As the success of Tranquil is dependent on the success of its Operators, which will initially consist of only DGR. Accordingly, DGR’s management team’s ability to successfully operate and grow the Clinics will be vital in the success of our business model. The current management team of DGR consists of:

Randy Syrop is Chief Executive Officer of DGR and has been the CEO of a number of leading TMS based brain wellness clinics including Complete Mind Care of PA (CMC) and Success TMS. Mr. Syrop created more than 30 clinics across six states.

Dr. George Chu is the Chief Financial Officer of DGR and has been partners with Mr. Syrop at both CMC and Success TMS. Dr. Chu has a PhD. in Clinical Psychology from Adelphi University and an MBA from Wharton School of Finance at the University of Pennsylvania.

Dr. Kevin D. Moore, MD, DFAPA is the Chief Medical Officer of DGR. Dr. Kevin Moore is a board-certified psychiatrist with added qualifications in Forensic and Addiction Psychiatry. A retired U.S. Navy Captain, Dr. Moore has held senior roles including Commanding Officer of multiple naval hospitals and Force Medical Officer for Naval Forces Japan.  He has extensive experience in providing TMS to patients and brings decades of leadership and clinical expertise to his role as Chief Medical Officer for OPCO.  He is licensed in 20+ states including PA, NJ, VA and TX and will assist OPCO in entering new markets.

Market Opportunity

The demand for advanced, non-invasive mental health treatments in the United States continues to grow. Nearly one in five U.S. adults experiences a mental illness each year, with over 50 million people affected by conditions such as depression, anxiety, PTSD, and related disorders. 27 28 Many patients seek alternatives to traditional pharmacological and psychotherapy treatments as traditional treatments – primarily antidepressant medication and psychotherapy treatments – often fail to provide sufficient relief for a significant subset of patients. TMS has emerged as a clinically validated, FDA-cleared treatment for major depressive disorder, obsessive-compulsive disorder, migraines, and smoking cessation.29 TMS is reimbursed by most commercial insurers and Medicare and Medicaid. Notwithstanding, overall penetration of TMS therapy remains lower, with fewer than 10% of eligible patients currently receiving TMS, primarily due to limited clinic capacity, uneven physician adoption, and weak marketing reach at the local practice level. However, the market is expected to continue expanding at double-digit annual growth rates over the next decade, driven by broader insurance coverage, increasing clinician adoption, and rising public awareness.

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The demand for advanced, non-invasive mental health treatments in the United States continues to grow. Nearly one in five U.S. adults experiences a mental illness each year, with over 50 million people affected by conditions such as depression, anxiety, PTSD, and related disorders. Many patients seek alternatives to traditional pharmacological and psychotherapy treatments as traditional treatments – primarily antidepressant medication and psychotherapy treatments – often fail to provide sufficient relief for a significant subset of patients. TMS has emerged as a clinically validated, FDA-cleared treatment for major depressive disorder, obsessive-compulsive disorder, migraines, and smoking cessation. TMS is reimbursed by most commercial insurers and Medicare and Medicaid. Notwithstanding, management believes access to TMS therapy remains low, primarily due to limited clinic capacity, uneven physician adoption, and weak marketing reach at the local practice level.

We believe these trends create a strong environment for our business model, which combines financing, equipment leasing, and operational consulting to enable experienced Operators, such as DGR to open new Clinics quickly and cost-effectively.

Market Analysis

Each Clinic is expected to treat approximately 400 distinct patients annually at full capacity. Even if all 40 planned Clinics operated simultaneously, their combined capacity of about 16,000 patients per year would represent only a small fraction of the eligible patient population within our initial target states. The substantial gap between patient demand and available treatment capacity highlights the scalability of our model and the long-term opportunity to expand through additional Operator partnerships and new Clinic location

Competition

The U.S. TMS market remains highly fragmented and evolving. While patient awareness and clinical adoption of TMS for depression and other behavioral-health indications have increased in recent years, the majority of providers continue to operate as single-location or small multi-clinic businesses with limited access to capital, marketing infrastructure, and scalable management systems. Historically, TMS has been delivered primarily through hospitals or psychiatrist offices, where patient engagement and throughput are constrained. Despite broad insurance coverage for TMS, overall access remains limited relative to the size of the addressable patient population.

Competition in our market exists at multiple levels. First, we compete indirectly with other TMS clinic operators, including both independent providers and larger groups seeking to expand regionally or nationally. These operators may have existing relationships with equipment manufacturers or established referral networks that enable them to grow without outside support.

Second, we face competition from companies that supply capital, equipment, or operational services to behavioral-health and TMS clinics. These include TMS device manufacturers such as Neuronetics (NASDAQ: STIM) and BrainsWay (NASDAQ: BWAY), which offer equipment placement, financing, and marketing support to clinics, as well as companies and private investors that provide medical equipment leasing, practice-management, or consulting services to behavioral-health operators. Both of these companies have significantly greater capital resources than us.

We believe Tranquil’s model is differentiated in that we do not operate clinics directly. Instead, we provide financing, equipment, and consulting resources to independent Clinic Operators who manage daily operations and contract with licensed medical professionals as needed. This approach allows us to scale across multiple geographies and operators without assuming the regulatory burdens associated with clinical practice. Our ability to compete effectively will depend on the success of our partners in operating profitable clinics, our ability to source and support high-quality operators, and our continued access to capital at competitive terms.

_____________________

27 National Institute of Mental Health (NIMH). Mental Illness Statistics. 2022

28 National Alliance on Mental Illness (NAMI). Mental Health By the Numbers

29 The Cleveland Clinic - https://my.clevelandclinic.org/health/treatments/17827-transcranial-magnetic-stimulation-tms.

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Government Regulation

Although we do not provide medical, behavioral-health, or other clinical services, the Clinics with which we intend to partner, are subject to extensive federal, state, and local regulation. These laws govern the delivery of healthcare services, the use of medical equipment, billing and reimbursement, patient privacy, and the qualifications of licensed professionals. Because our business model depends on the success and compliance of independent Operators of Clinics, changes in these laws, or the way regulators interpret or enforce them, could materially affect our operations.

Healthcare Practice and Licensing Laws

Each Clinic Operator is responsible for ensuring that any physicians or other licensed professionals who perform services using our leased equipment hold the appropriate state licenses and operate within their lawful scope of practice. Many states have “corporate practice of medicine” restrictions that prohibit non-medical entities from owning, controlling, or profiting from medical practices. We intend to structure our relationships with Clinic Operators through consulting, leasing, and financing agreements designed to comply with these restrictions. Nevertheless, regulatory authorities could view certain aspects of our arrangements as inconsistent with applicable laws, which could require us or our operators to modify or restructure our agreements.

Fee-Splitting and Anti-Kickback Statutes

Federal and state laws, including the federal Anti-Kickback Statute and analogous state statutes, prohibit the offering or receipt of remuneration for patient referrals or the ordering of healthcare services reimbursed by government or private payers. In addition, many states restrict “fee-splitting” arrangements between physicians and non-physicians. While our agreements are intended to comply with these rules, any determination that our economics with operators constitute prohibited remuneration could result in penalties, repayment obligations, or the need to modify our business model.

Data Privacy and Security

Clinic operators that collect, store, or transmit patient health information must comply with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and applicable state privacy laws. Although Tranquil does not directly handle protected health information, we may receive certain broad data regarding a Clinic for consulting purposes. If such information were deemed to include protected health information, we could be required to enter into business-associate agreements and adopt additional safeguards to maintain compliance.

Equipment and Facility Compliance

TMS and other medical devices are regulated by the U.S. Food and Drug Administration (“FDA”) and must be used in accordance with cleared indications and manufacturer requirements. Our equipment-leasing activities depend on device manufacturers maintaining FDA clearances and on Operators using devices consistent with those clearances. Clinics are also subject to state facility, zoning, and safety regulations that can affect build-out timelines and costs.

Future Regulatory Developments

Healthcare laws and enforcement priorities continue to evolve. Future legislative or regulatory changes—such as new restrictions on non-medical ownership of clinics, increased scrutiny of management or financing arrangements, or modifications to reimbursement policies—could require us and our operators to alter contractual relationships, increase compliance costs, or limit growth opportunities. We monitor regulatory developments and intend to adjust our business practices as needed; however, we cannot predict the timing or impact of future regulatory actions.

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Seasonality

We expect only limited seasonality in our business as patients are being treated by Clinics run by Operators on a year round basis. There is usually a small reduction in business in the summer months.

Employees

As of October 31, 2025, we had one (1) full time employee, our Chief Executive Officer, Tyler Ehler. We anticipate retaining additional personnel in accounting in the near future. In addition to our Chief Executive Officer, we have two other members of our Board of Directors that we anticipate providing certain Consulting Services to our Operators.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We will accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Description of Property

Corporate Office

The Company’s corporate office and mailing address is located at 18200 Von Karman Ave. Suite 850, Irvine CA 92612. At present our employees and consultants work virtually. We currently pay no money for office space. We maintain a website at www.tranquil.healthcare. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website as a part of this Offering Circular.

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MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of October 31, 2025:

Name	Age	Term of Office	Position	Approximate hours per week for part-time employees
Tyler Ehler	36	Oct 2025 – Current	Chief Executive Officer, Chief Financial Officer, President, Secretary, and Chairperson of the Board	Full Time
Jeff Campbell	53	Oct 2025 – Current	Director

The principal occupations for each of our current executive officers and directors are as follows:

Tyler Ehler -Mr. Ehler currently serves as our chief executive officer, chief financial officer, president, and secretary since our incorporation. Mr. Ehler has more than a decade of experience in healthcare, biotechnology, and capital markets, with a focus on corporate strategy and investor engagement. He most recently served as Head of Investor Relations at I-Mab from June 2021 to February 2025. (NASDAQ: IMAB), where he oversaw global communications with institutional investors and analysts and supported strategic financing initiatives. Prior to that, he held senior investor relations leadership roles at KBP Biosciences from February 2020 to June 2021. Prior to working at KBP, he served in various capacities at other biopharmaceutical companies, where he was responsible for fundraising strategy, capital markets positioning, and corporate communications. Earlier in his career, Mr. Ehler worked in institutional equity sales, advising investors on healthcare and macroeconomic strategy. Mr. Ehler holds a Bachelor of Science degree in Biomedical Sciences from McGill University and a Master of Arts in International Relations & Economics from the Johns Hopkins University School of Advanced International Studies (SAIS). Our Board of Directors believes that Mr. Ehler’s experience in investor relations, healthcare, biotechnology, and capital raising qualifies him to serve on our Board of Directors.

Jeff Campbell – Mr. Campbell is a senior level executive who brings over 25 years of hands-on branded response experience. Since March 2023, he has been serving CMO and on the board of directors for RealDefense, LLC, which develops and markets security, privacy and productivity software and services for consumers and small businesses. Since July 2025, he has also been serving as executive chairman for Adapti, Inc., a publicly traded company that integrates sports and influencer management by leveraging artificial intelligence (OTC: ADTI). Previously, from March 2019 to February 2023, he served as the CRO of Fitlab, the first platform to connect all aspects of one’s fitness lifestyle, bringing immersive experiences whenever, wherever and however one trains. From Beginning in 2015 through 2017 he served as CEO of Geographic Farming, a media company focused on localized lead generation services for real estate agents, which was sold to the venture firm, RenRen. From In 2013 through August 23015, he served as President of UFC FIT, a joint venture between New Evolution Ventures, and the UFC. UFC Fit provided both at-home workouts, and a streaming content platform for its traditional gym members. He also served as the Executive Vice President of SENSA from 2009 through August 2013, where he oversaw customer acquisition and retention. During his tenure, his team was nominated for Marketer of the Year by the Direct Response Marketing Alliance for 2011, 2012, 2013, and won in 2012. Mr. Campbell received a BA from the University of California, Berkeley, and an MBA from the University of California Los Angeles. Our Board of Directors believes that Mr. Campbell’s experience in managing consumer products, including fitness devices, as well as marketing expertise, qualifies him to serve on our Board of Directors.

None of our executive officers and board directors has been involved in any of the following proceedings during the past ten (10) years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceedings (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in Certain Legal Proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

Board Composition

Our Board of Directors currently consists of three members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our Board of Directors is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Non-Employee Board Compensation Policy

Effective October 28, 2025, the Board of Directors adopted a Non-Employee Director Compensation Policy. For further information regarding the policy, see the section below entitled “Director Compensation”.

Board Leadership Structure and Risk Oversight

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The Board of Directors currently implements its risk oversight function as a whole. Each of the board committees, when and if established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the Board of Directors for further consideration.

Code of Business Conduct and Ethics

The Company has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The code of business conduct and ethics is posted on our website at: tranquil.healthcare.

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EXECUTIVE COMPENSATION

The following table sets forth the cash compensation (including cash bonuses) paid or accrued, and equity awards granted, by us for the year ended October 31, 2025, to our Executive Officers and Directors.

Name	Capacities in which compensation was received	Cash Compensation ($)		Other Compensation ($)	Total Compensation ($)
Tyler Ehler (1)	CEO, CFO, President, Secretary	40,000	(2)	–	40,000
Jeff Campbell (3)	Board of Directors	–		–	–

(1)	Mr. Ehler has served as the Company’s CEO, CFO, President, Secretary and Chairman of the Board since its incorporation in October 2025. As described below under “Employment Agreements”, Mr. Ehlers entered into an at will employment agreement with the Company.

(2)	Pursuant to Mr. Ehler’s employment agreement, he is entitled to: (i) a base salary of $120,000 per annum, beginning on November 1, 2025, and (ii) a one time signing bonus of $40,000, which was earned on October 28, 2025.

(3)	Mr. Campbell joined the Board of Directors on October 28, 2025 and is be entitled to receive compensation under the Company’s non-employee director compensation policy as described below under “Director Compensation”. No amounts were earned for the year ended October 31, 2025 by Mr. Campbell.

Employment Agreements

Tyler Ehler Employment Agreement

On October 28, 2025, the Company entered into an employment agreement Mr. Ehler (the “Employment Agreement”) for Mr. Ehler to serve as CEO, CFO, President, and Secretary of the Company. Pursuant to the Employment Agreement, Mr. Ehler is entitled to the following compensation: (i) a signing bonus of $40,000, which was deemed earned as of the date of the Employment Agreement (the “Signing Bonus”) and (ii) beginning on November 1, 2025, a base salary of $120,000 per year (the “Base Salary”). Mr. Ehler’s Signing Bonus and Base Salary will accrue but remain unpaid by the Company until the earlier of (i) the disinterested members of the Board of Directors determine that the Company is adequately capitalized or (ii) the Company raises at least $300,000 in net proceeds from the sale of its equity securities. Mr. Ehler will also be eligible to receive discretionary bonuses, if and when declared by the Board of Directors.

Additionally, in connection with Mr. Ehler’s appointment, he was granted the right to purchase up to 400,000 shares of the Company’s common stock (the “Ehler Shares”) at a price per share of $0.001 or an aggregate of $400.00, which such option was exercised by Mr. Ehler on October 28, 2025. Of the Ehler Shares, 100,000 were fully vested at the purchase date and the remaining 300,000 Ehler Shares are subject to repurchase by the Company, with 100,000 Ehler Shares vesting on each yearly anniversary of the purchase date. In the event Mr. Ehler ceases to be a service provider to the Company, any unvested Ehler Shares may be repurchased by the Company at a price per share of $0.001.

In the event that we terminate Mr. Ehler’s employment without “Cause”, death, or “Permanent Disability”, then we will be required to pay a severance of three (3) months of the Base Salary the in effect at the time of termination.

Mr. Ehler also entered into the Company’s standard confidential information and invention assignment agreement.

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Director Compensation

Non-Employee Director Compensation Policy

Effective October 28, 2025, the Board of Directors adopted a non-employee director compensation policy (the “Policy”). Pursuant to the Policy, each member of the Board of Directors that is not an employee or consultant of the Company (each, a “Eligible Director”) is entitled to the following compensation:

(i)	Upon joining the Board of Directors, a right to purchase up to 200,000 shares of the Company’s common stock (“Initial Director Shares”), at a price per share equal to the fair market value of one (1) share of common stock, as determined by the Board of Directors, which of such Initial Director Shares, 50,000 fully vest on the purchase date and the remaining 150,000 Initial Director shares are subject to repurchase by the Company, with 50,000 Initial Director Shares vesting on each yearly anniversary of the grant date. In the event that an Eligible Director ceases to serve on the Board of Directors, the Company will have the right to purchase any Initial Director Shares that were purchased and have not vested at a price per share equal to the price paid for such applicable Initial Director Shares;

(ii)	Beginning on the date that the Company sells equity securities resulting in net cash proceeds of at least $300,000, each Eligible Director will begin receiving quarterly payments of $15,000 per quarter for service on the Board of Directors. Eligible Directors’ cash payments will be prorated for any partial quarter of service.

(iii)	Eligible Directors will be eligible to receive ad hoc grants from time to time, if and when determined by the board of Directors.

Stock Option Plan and other Employee Benefits Plans

The Company does not maintain a Stock Option Plan or other Employee Benefit Plans.

Overview of Compensation Program

We currently do not maintain a Compensation Committee of the Board of Directors. Until a formal committee is established, our entire Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy.

Role of Executive Officers in Compensation Decisions

The Board of Directors makes all compensation decisions for, and approves recommendations regarding equity awards to, the executive officers and directors of the Company.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions

1.	On October 28, 2025, we sold our CEO, Tyler Ehler, 400,000 shares of common stock at a price per share of $0.001. Of the shares purchased, 300,000 are subject to a repurchase option by the Company at $0.001 per share. On each one (1) year anniversary of the purchase date, an additional 100,000 shares will vest and no longer be subject to repurchase, subject to Mr. Ehler continuing to be a service provider to the Company.

2.	On November 7, 2025, as part of a consulting agreement, we sold Johan (Thijs) Spoor, 200,000 shares of common stock at a price per share of $0.001. Of the shares purchased, 150,000 are subject to a repurchase option by the Company at $0.001 per share. On each one (1) year anniversary of the purchase right grant, an additional 50,000 shares will vest and no longer be subject to repurchase, subject to Mr. Spoor continuing to act as a consultant.

3.	On October 28, 2025, pursuant to our non-employee director compensation policy, we sold Jeff Campell, 200,000 shares of common stock at a price per share of $0.001. Of the shares purchased, 150,000 are subject to a repurchase option by the Company at $0.001 per share. On each one (1) year anniversary of the purchase right grant, an additional 50,000 shares will vest and no longer be subject to repurchase, subject to Mr. Campbell continuing to serve on the Board.

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PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of November 7, 2025 by:

•	each shareholder known by us to beneficially own more than 5% of our outstanding common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

Common Stock

Percentage ownership in the following table is based on 841,000 shares of Common Stock outstanding as of November 7, 2025.

Title of Class	Name of Beneficial Owner (1)	Amount and nature of beneficial ownership (2)	Amount and nature of beneficial ownership acquirable	Percent of class (3)
Common Stock, par value $0.001	Tyler Ehler (4)	400,000	–	47.56%
Common Stock, par value $0.001	Johan (Thijs) Spoor (5)	200,000	–	23.78%
Common Stock, par value $0.001	Jeff Campbell (6)	200,000	–	23.78%

(1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of November 7, 2025 are deemed outstanding for computing percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any person. Percentages are based on a total of shares of common stock outstanding November 7, 2025 including all shares held for vesting, and the shares issuable upon exercise of options, warrants exercisable, and debt convertible on or within 60 days of November 7, 2025.

(2)	Unless otherwise stated in a specific footnote, all shares are held directly by beneficial owners.

(3)	The number of common shares outstanding used in computing the percentages is 841,000.

(4)	Mr. Ehler’s shares were purchased on October 28, 2025. Of Mr. Ehler’s shares, 300,000 are subject to a repurchase option by the Company at $0.001 per share. On each one (1) year anniversary of the purchase date, an additional 100,000 shares will vest and no longer be subject to repurchase, provided Mr. Ehler continues to be a service provider to the Company at such vesting dates. The address for Mr. Ehler is 18200 Von Karman Ave. Suite 850, Irvine CA 92612.

(5)	Mr. Spoor’s shares were purchased on November 7, 2025. Of Mr. Spoor’s shares, 150,000 are subject to a repurchase option by the Company at $0.001 per share. On each one (1) year anniversary of the purchase date, an additional 50,000 shares will vest and no longer be subject to repurchase, provided Mr. Spoor continues to serve on the Board of Directors of the Company at such vesting dates. The address for Mr. Spoor is 18200 Von Karman Ave. Suite 850, Irvine CA 92612.

(6)	Mr. Campbell’s shares were purchased on October 28, 2025. Of Mr. Campbell’s shares, 150,000 are subject to a repurchase option by the Company at $0.001 per share. On each one (1) year anniversary of the purchase date, an additional 50,000 shares will vest and no longer be subject to repurchase, provided Mr. Campbell continues to serve on the Board of Directors of the Company at such vesting dates. The address for Mr. Campbell is 18200 Von Karman Ave. Suite 850, Irvine CA 92612.

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SECURITIES OFFERED

This is a public offering of securities of Tranquil Healthcare, Inc. We are offering 5,500,000 shares of our Series A Preferred Stock at an offering price of $10.00 per share. Such Offered Shares include up to 500,000 shares issuable as Incentive Shares. See the Section of this Offering Circular entitled “Plan of Distribution” for a further description of the Incentive Shares. The description of the Series A Preferred Stock is included below in “Description of Securities”.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation and bylaws, as amended to date. For more detailed information, please see our certificate of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

Market capital structure:

Current Capitalization

Security	Par Value ($)	Authorized (1)	Outstanding		Voting Rights
Common Stock	0.001	2,000,000	841,000		1 vote / share
Preferred Stock	0.001	10,000,000
Series A Preferred Stock	0.001	6,000,000	0	(2)	None

(1)	As of November 7, 2025, the Company had authorized (i) 2,000,000 shares of Common Stock and (ii) 10,000,000 shares of blank check preferred stock, of which the Company anticipates filing a certificate of designation to designate 6,000,000 shares of Series A Preferred Stock.

(2)	Excludes shares of Series A Preferred Stock issuable upon conversion of $200,000 in principal of convertible promissory notes.

Capitalization After the Offering

Security	Par Value ($)	Authorized (1)	Outstanding		Voting Rights
Common Stock	0.001	2,000,000	841,000		1 vote / share
Preferred Stock	0.001	10,000,000
Series A Preferred Stock	0.001	6,000,000	5,500,000	(2)	None

(1)	As of November 7, 2025, the Company had authorized (i) 2,000,000 shares of Common Stock and (ii) 10,000,000 shares of blank check preferred stock, of which the Company anticipates filing a certificate of designation to designate 6,000,000 shares of Series A Preferred Stock.

(2)	Assumes that all Offered Shares of the Company’s Series A Preferred stock are sold in the Offering and that all investors purchasing shares in this Offering meet the Incentive Threshold. Excludes shares of Series A Preferred Stock issuable upon conversion of $200,000 in principal of convertible promissory notes.

42

Preferred stock

The Company is authorized to issue 10,000,000 shares of Preferred stock, par value $0.001 per share. Of these shares, 6,000,000 are being designated as Series A 8% Participating Preferred Stock, having the rights, preferences, and privileges described below.

Series A 8% Participating Preferred Stock

Prior to the qualification of this Offering, the Company will file a Certificate of Designations with the Secretary of State of the State of Delaware, providing the rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock as follows:

(a) Designation, Amount and Par Value. The Series A Preferred Stock will be designated as Series A 8% Participating Preferred Stock and the number of shares so designated shall be 6,000,000. Each share of Series A Preferred Stock shall have a par value of $0.001 per share and a stated value of $10.00 per share.

(b) Closings. Since there is no minimum offering amount, the Company may immediately deposit the proceeds from accepted subscription agreements into the Company’s subsidiary’s bank account.

(c) Voting. The Holders of shares of Series A Preferred Stock shall not be entitled to vote with the holders of common stock on any matters submitted to a vote of stockholders of the Company, except as otherwise provided by law or with respect to certain customary negative covenants, such as amending the organizational documents of the Company in a matter negative to the holders of Series A Preferred Stock, increasing the authorized shares of preferred stock, or creating senior preferred stock with respect to dividends or distributions on liquidation.

(d) Dividends. The Series A Preferred Stock will earn dividends (i) at the rate of 8% per annum from issuance and (ii) in an amount equal to 50% of the Management Fees (Management Fees: after operator management fees, 10% of the EBITDA generated by a Series A Clinic) received by the Company from Series A Clinics, if any (collectively, the “Dividends”). All Dividends, to the extent legally available, will be paid in cash on a quarterly basis on each occurrence of January 31st, April 30th, July 31st and October 31st. Such cash Dividends will be paid through the return of capital from the segregated funds from this Offering and Management Fees and then through the Company’s profits, to the extent legally available under Delaware law.

The Company will deposit 8.00% of the proceeds from this Offering into a Reserve Account, which will be maintained as a contingency reserve to make payments to the Series A Preferred Stock holders for Dividends. Such funds held in the Reserve Account will be classified as restricted cash and may, at the discretion of the Company’s management, be invested by the Company in cash equivalents. The Company will be required to have sufficient operating profits to make cash payments for the Dividends. In the event the Company does not have sufficient profits, it will use the Reserve Account funds, as a return on capital as opposed to a dividend and the Series A Preferred Stock holders will be informed through the dividend statements accompanying the Dividends and with their tax statements that they are not receiving net profits, and that they should not assume that the source of these distributions are net profits. If Dividends are paid from operating profits, then the Company will move the Reserve Account funds to its operating account and use the capital for general working capital.

(e) Liquidation and Redemption. In the event of any (i) liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, (ii) sale of substantially all of the assets or capital stock of the Company or (iii) the occurrence of a Series A Clinic Sale (each, a “Liquidation Event”), the Company will be required to redeem outstanding shares of Series A Preferred Stock ratably, at a price per share equal to the sum of (i) the stated value of the Series A Preferred Stock, (ii) all accrued but unpaid Dividends due, and (iii) 75% of the Tranquil Sales Proceeds after deducting the stated value of the Series A Preferred Stock and any management bonus paid for such sale (“Net Sales Proceeds”). Any redemption shall be made in compliance with Delaware law and subject to the Company’s available funds and any contractual or regulatory restrictions then in effect.

43

(f) No Conversion. The shares of Series A Preferred Stock will not be convertible into any other class or series of stock, or into any other securities of the Company.

As of November 7, 2025, the Company had no shares of Series A Preferred Stock outstanding.

Common Stock

The Company is authorized to issue 2,000,000 shares of common stock, par value $0.001 per share.

The Delaware Statues provides that the holders of the common stock shall have one vote per share. In addition, except as otherwise required by law, as provided in the Certificate of Incorporation, and as otherwise provided in the resolution or resolutions, if any, adopted by the Board of Directors with respect to any series of the Preferred Stock; on any matter presented to the holders of common stock and Preferred Stock for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), the holders thereof shall vote together as a single class.

Holders of the common stock will have no preemptive or conversion rights or other subscription rights. The Bylaws of the Company provide that the holders of common stock shall not have a right to cumulative voting. The rights, preferences, and privileges of the holders of the common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that the Company may designate and issue in the future. Additionally, the Bylaws may be amended by the Company’s stockholders or the Board of Directors.

As of November 7, 2025 the Company had 841,000 shares of common stock outstanding.

44

DIVIDEND POLICY

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future, except for the Dividends payable on the Series A Preferred Stock. The Board of Directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any other payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Series A Preferred Stock Dividend Policy

The Series A Preferred Stock will accrue dividends (i) beginning on the applicable closing date, at a cumulative rate of 8.00% per year, based on a 360 day year, consisting of twelve (12) equal thirty (30) day months and (ii) in an amount equal to 50% of the Management Fees received by the Company from Series A Clinics, if any (collectively, the “Dividends”). Dividend payments will be made on January 31st, April 30th, July 31st, and October 31st of each year. All Dividend payments will be paid in cash.

The Company will allocate 8% of the proceeds from this offering into the Reserve Account, which will be maintained as a contingency reserve to make payments to the Series A Preferred Stock holders for Dividends. Such funds held in the Reserve Account will be classified as restricted cash, and may, at the discretion of the Company’s management, be invested by the Company in cash equivalents. The Company anticipates that it will have sufficient operating profits to continue making cash payments for the Dividends, as required, but there can be no assurances that such operating profits are realized. In the event the Company does not have sufficient profits, it will use the funds in the Reserve Account as a return on capital as opposed to a dividend and the Series A Preferred Stock holders will be informed through the dividend statements accompanying the Dividends and with their tax statements that they are not receiving net profits, and that they should not assume that the source of these distributions are net profits. If Dividends are paid from operating profits, then the Company will move the funds contained in the Reserve Account to its operating account and use the capital for general working capital.

Transfer Agent

The Company will engage a transfer agent prior to the sale of any shares of Series A Preferred Stock pursuant to this Offering Circular.

45

SHARES ELIGIBLE FOR FUTURE SALE

There is no market for our Series A Preferred Stock. Future sales of our Series A Preferred Stock in the public or private market, or the perception that such sales may occur, could adversely affect the potential future market price or value of our Series A Preferred Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Series A Preferred Stock, once and if our Series A Preferred Stock begins trading on a quoted exchange, in the public market after those restrictions lapse. This could adversely affect the market price of our Series A Preferred Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

46

LEGAL MATTERS

Certain legal matters with respect to the shares of Series A Preferred Stock offered hereby will be passed upon by the Silvestre Law Group, P.C., whose address is 2629 Townsgate Rd., Suite 215, Westlake Village, CA 91361. Silvestre Law Group, or its attorneys, currently own an aggregate of 25,000 shares of our common stock.

EXPERTS

The financial statements of Tranquil Healthcare, Inc. for the year ended October 31, 2025, included in this Offering Statement have been audited by Wahl Street Accountancy Corp, an independent auditor, as stated in their report thereon and incorporated by reference in this Offering Statement, in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an Offering Statement on Form 1-A pursuant to Regulation A promulgated under the Securities Act with respect to the shares of Series A Preferred Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Series A Preferred Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the qualification of the offering statement, we will become subject to the informational reporting requirements that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

47

Tranquil Healthcare, INC.

FINANCIAL STATEMENTS

AS OF AND FROM INCEPTION OCTOBER 21, 2025 THROUGH TO THE PERIOD ENDED OCTOBER 31, 2025

F-1

Independent Auditor's Report

To the Board of Directors and Stockholders

Tranquil Healthcare, Inc.

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of Tranquil Healthcare, Inc. (the “Company”), which comprise the balance sheet as of October 31, 2025, and the related statements of income, changes in stockholders' deficit, and cash flows from inception (October 21, 2025) through to the period ended October 31, 2025, and the related notes to the financial statements. In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2025, and the results of its operations and its cash flows from inception (October 21, 2025) through to period then ended October 31, 2025 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Tranquil Healthcare, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for the next twelve months.

F-2

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements. In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Wahl Street Accountancy Corporation

Irvine, California

November 11, 2025

F-3

Tranquil Healthcare, Inc.

BALANCE SHEET

October 31, 2025
(audited)

ASSETS

Current Assets:
Cash	$600
Total current assets	600

Total Assets	$600

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$76,350
Total Current Liabilities	76,350

Stockholders' Deficit:
Preferred Stock, Series A, par value $0.001, authorized 10,000,000 and zero issued and outstanding as of October 31, 2025	–
Common stock, $0.001 par value, Authorized 2,000,000, 825,000 shares issued and outstanding at October 31, 2025	625
Subscription receivable	(25)
Additional paid-in capital	–
Accumulated deficit	(76,350)
Total Stockholders' Deficit	(75,750)

Total Liabilities and Stockholders' Deficit	$600

The accompanying notes are an integral part of these financial statements.

F-4

Tranquil Healthcare, Inc.

STATEMENT OF OPERATIONS

(AUDITED)

From inception (October 21, 2025)
through to the period ended
October 31, 2025
Revenues	$–
Cost of revenues	–
Gross profit	–
Operating expenses	76,350
Loss from operations and before income taxes	(76,350)
Income tax expense	–

Net loss	$(76,350)

Earnings per Share	$(0.06)

The accompanying notes are an integral part of these financial statements

F-5

Tranquil Healthcare, Inc.

STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT

(AUDITED)

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders' Equity/
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, October 21 (Inception), 2025	–	$–	–	$–	$–	$–	$–

Share Issuance on October 28, 2025	–	–	625,000	625	–	–	625

Subscription receivable	–	–	–	(25)	–	–	(25)

Net loss	–	–	–	–	–	(76,350)	(76,350)

Balance, October 31, 2025	–	$–	625,000	$600	$–	$(76,350)	$(75,750)

The accompanying notes are an integral part of these financial statements.

F-6

Tranquil Healthcare, Inc.

STATEMENT OF CASH FLOWS

(AUDITED)

From inception (October 21, 2025)
through to the period ended
October 31, 2025
Operating Activities:
Net loss	$(76,350)
Adjustments to reconcile net loss to net cash used for operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	76,350
Net cash used for operating activities	–

Investing Activities:
Net cash provided by investing activities	–

Financing Activities:
Founders stock issued for cash	625
Subscription receivable	(25)
Net cash provided by financing activities	600

Net increase in cash	600
Cash, beginning of period	–

Cash, end of period	$600

Supplemental disclosure of cash flow information
Cash paid for interest	$–
Cash paid for taxes	$–

The accompanying notes are an integral part of these financial statements

F-7

TRANQUIL HEALTHCARE, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Tranquil Healthcare, Inc. (the “Company”) was incorporated in the State of Delaware on October 21, 2025. The Company is a development-stage enterprise focused on healthcare-related services and solutions. Since inception, the Company has devoted substantially all of its efforts to establishing its legal structure, appointing officers, issuing founder equity, and incurring initial organizational, legal, and professional expenses.

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and include the accounts of the Company from the date of inception. The Company has elected a fiscal year ending October 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such condensed consolidated financial statements and accompanying notes are a representation of the Company’s management, who are responsible for integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (‘GAAP”) in all material respects and have been consistently applied in preparing the accompany financial statements.

Going Concern

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. As of October 31, 2025, the Company had an accumulated deficit of $76,350. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtain additional financing from its members or other sources, as may be required.

The Company’s activities will necessitate significant uses of working capital beyond October 31, 2025. Additionally, the Company’s capital requirements will depend on many factors, including the success of the Company’s sales and the status of competitive products. The Company plans to continue financing its operations with cash received from financing activities and or affiliate funding.

While the Company strongly believes that its capital resources will be sufficient in the near term, there is no assurance that the Company’s activities will eventually generate sufficient revenues to sustain its operations without additional capital or, if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

F-8

TRANQUIL HEALTHCARE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts. Actual results could differ from those estimates. As of October 31, 2025, no significant estimates were required due to the limited nature of operations.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. As of October 31, 2025, cash consists entirely of deposits in a U.S. banking institution, there are no cash equivalents.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of promised goods or services is transferred to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As of October 31, 2025, the Company had no revenue-generating activities.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation. Equity instruments issued to non-employees for goods or services are measured at the fair value of the equity instruments issued at the grant date, unless the fair value of goods or services received is more reliably measurable. No stock-based compensation expense was recognized during the period, as all founder shares were issued for cash and subscription receivables (see Note 5).

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts and tax bases of assets and liabilities. A valuation allowance is established when it is more likely than not that some or all deferred tax assets will not be realized. As of October 31, 2025, the Company had a net operating loss carryforward of approximately $36,350 for federal and state income tax purposes. Due to the Company’s early stage and lack of earnings history, a full valuation allowance has been recorded against the deferred tax asset.

Financial Instruments

The Company follows Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that requires the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

F-9

TRANQUIL HEALTHCARE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments (continued)

Level 1: Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2: Applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3: Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company analyzed all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (“FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The Company’s financial instruments consisted of cash, trade accounts receivable, accounts payable and accrued expenses, advance deposit due to related party – CEO, sales tax payable, short-term loan payable, and line of credit. The estimated fair value of these financial instruments approximates its carrying amount based on the short-term maturity of these instruments.

Other Comprehensive Income

The Company has analyzed paragraphs ASC 220-10-45-1 to ASC 220-10-45-10B and none of the items recorded in the income statement would qualify as Other Comprehensive Income.

Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per share includes potentially dilutive securities, if any. For the period from inception through October 31, 2025, there were no potentially dilutive securities outstanding.

Net loss	$(76,350)

Weighted-average common shares outstanding (basic and diluted)	625,000

Net loss per share (basic and diluted)	$(0.12)

F-10

TRANQUIL HEALTHCARE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Lease Accounting

For contracts entered into on or after October 1, 2019, the Company assesses at contract inception whether the contract is, or contains, a lease. Generally, it determines that a lease exists when (i) the contract involves the use of a distinct identified asset, (ii) obtains the right to substantially all economic benefits from use of the asset and (iii) it has the right to direct the use of the asset.

At the lease commencement date, the Company recognizes a right-of-use asset and a lease liability for all leases, except short-term leases with an original term of 12 months or less. The right-of-use asset represents the right to use the leased asset for the lease term. The lease liability represents the present value of the lease payments under the lease. The right-of-use asset is initially measured at cost, which primarily comprises the initial amount of the lease liability, plus any prepayments to the lessor and initial direct costs, such as brokerage commissions, less any lease incentives received.

All right-of-use assets are periodically reviewed for impairment in accordance with standards that apply to long-lived assets. The lease liability is initially measured at the present value of the lease payments, discounted using an estimate of the Company’s incremental borrowing rate for a collateralized loan with the same term as the underlying lease. The incremental borrowing rates used for the initial measurement of lease liabilities as of October 1, 2019, were based on the original lease terms.

Lease payments included in the measurement of lease liabilities consist of (i) fixed lease payments for the non-cancellable lease term, (ii) fixed lease payments for optional renewal periods where it is reasonably certain the renewal option will be exercised, and (iii) variable lease payments that depend on an underlying index or rate, based on the index or rate in effect at lease commencement. Certain of the Company’s real estate lease agreements require variable lease payments that do not depend on an underlying index or rate, such as sales and value-added taxes, the Company’s proportionate share of actual property taxes, insurance, common area maintenance, and utilities. The Company has adopted an accounting policy, as permitted by ASC 842, not to account for such payments as part of related lease payments. Consequently, such payments are recognized as operating expenses when incurred.

Lease expense for operating leases consists of the fixed lease payments recognized on a straight-line basis over the lease term plus variable lease payments as incurred. Amortization of the right-of-use asset for operating leases reflects amortization of the lease liability, any differences between straight-line expense and related lease payments during the accounting period, and any impairments. As of October 31, 2025 and through the date of this filing, the Company had no lease agreements.

Litigation

There are no pending, threatened or actual legal proceedings in which the Company is a party to.

Recent Accounting Guidance Not Yet Adopted

None.

F-11

TRANQUIL HEALTHCARE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Guidance Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. It is designed to provide more detailed information about an entity’s income tax expenses, liabilities, and deferred tax items, potentially affecting how companies report and disclose their income tax-related information. The ASU is effective for public business entities for annual periods beginning after December 15, 2024, including interim periods within those fiscal years. The Company is currently evaluating how this ASU will impact its financial statements and disclosures.

In November 2024, the FASB issued ASU 2024-03 “Disaggregation of Income Statement Expenses,” which requires the Company to disaggregate key expense categories such as employee compensation, depreciation and intangible asset amortization within its financial statements. ASU 2024-03 is effective for annuals periods beginning with the Company’s fiscal year 2027, and interim periods within the Company’s fiscal year 2028, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its financial statements and disclosures.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following as of October 31, 2025:

Professional fees (legal, accounting, organizational, audit)	$32,350

Bonus to CEO	40,000

Other accrued operating and administrative expenses	4,000

Total accounts payable and accrued expenses	$76,350

All amounts are payable on demand and non-interest-bearing.

NOTE 4 – STOCKHOLDERS’ DEFICIT

Authorized Capital Preferred Stock: 10,000,000 shares authorized, $0.001 par value; non issued or outstanding.

Common Stock: 2,000,000 shares authorized, $0.001 par value; 625,000 shares issued and outstanding as of October 31, 2025.

F-12

TRANQUIL HEALTHCARE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – STOCKHOLDERS’ DEFICIT (Continued)

Equity Transactions

On October 28, 2025, the Company issued 625,000 shares of common stock to the founders for $625 in cash, of which $25 remains unpaid and is recorded as a subscription receivable. No preferred stock has been issued.

The breakdown of the 625,000 shares of common stock is as follows: 400,000 shares relate to our CEO’s employment agreement, 200,000 relates to one of our directors and 25,000 shares relates to our attorneys. Our attorneys have a Purchase Right clause in their contract with the Company that allows them to purchase up to 3% of founders stock at formation at par value.

Our CEO’s shares vest immediately at 100,000 and each 100,000 shares will vest every 12 months.

On October 28, 2025 – Non-Employee Director Grant (Jeff Campbell) was issued 200,000 shares at $0.001 per share ($200 cash) under the Non-Employee Director Compensation Policy.

•	50,000 vested immediately.

•	150,000 vest over 3 years (50,000 annually).

•	Unvested shares subject to repurchase at original price upon separation.

NOTE 5 – RELATED PARTY TRANSACTIONS

On October 28, 2025, the Company entered into an employment agreement with Tyler Ehler to serve as Chief Executive Officer, Chief Financial Officer, President, and Secretary, commencing November 1, 2025.

Key terms include:

•	Annual base salary: $120,000 (accrual begins November 1, 2025)

•	One-time signing bonus: $40,000, earned upon execution and accrued as of October 31, 2025

•	Right to purchase 400,000 shares of common stock at $0.001 per share (par value), with 100,000 shares vesting immediately upon purchase and 300,000 vesting annually over three years.

Payment of salary and signing bonus is deferred until the Company raises at least $300,000 in equity or is deemed adequately capitalized by the Board.

As of October 31, 2025, $40,000 has been accrued related to the signing bonus. No compensation has been paid to Mr. Ehler during the period.

On October 28, 2025, as part of Mr. Campbell’s director agreement he will be paid $15,000 per calendar quarter, pro-rated for partial quarters Commences only after the Company raises net proceeds ≥ $300,000 in a single equity transaction (the “Investment Threshold”). Unvested shares subject to repurchase at original price upon separation. The Company can award other share-based compensation to Mr. Campbell and other directors.

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TRANQUIL HEALTHCARE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Effective October 21, 2025, the Company entered into a binding term sheet with DGR Health Services, LLC (“Manager”) for the development and management of up to 20 interventional psychiatry clinics.

Key binding terms include:

•	Appointment of Manager as exclusive provider of management services

•	Manager to provide administrative, billing, staffing, and operational support

•	Company to provide per clinic: (i) up to $650,000 in equipment leasing, (ii) up to $650,000 revolving credit for buildout and operations

•	Manager entitled to: (i) 10% of gross revenue as overhead, (ii) 90% of Clinic EBITDA as management fee

As of October 31, 2025:

•	No clinics have been established

•	No funding has been provided

•	No management fees or revenue-sharing obligations exist

The Company has no unconditional purchase obligations under this agreement. Future funding and fee obligations are contingent upon clinic development and revenue generation. The Company approved the Regulation A filing raise $50,000,000 to fund clinic development and revenue generation. As part of our consulting services, the Company will receive the following participation rights and liquidation preferences.

Dividend Rights:	The Series A Preferred Stock will earn dividends (i) at the rate of 8% per annum from issuance and (ii) in an amount equal to 50% of the Management Fees received by the Company from the Series A Clinics, if any (collectively, the “Dividends”). All Dividends, to the extent legally permissible, will be paid in cash on January 31st, April 30th, July 31st, and October 31st of each year with the first such dividend for each investor equal to a partial payment based on the closing date of such investment. Such cash Dividends may be paid as a return of capital from the Reserve Account and then through the Company’s profits, to the extent legally permissible under Delaware law.

Liquidation Preference:	In the event of any (i) liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, (ii) sale of substantially all of the assets or capital stock of the Company or (iii) the occurrence of a Series A Clinic Sale (each, a “Liquidation Event”), the Company will be required to redeem outstanding shares of Series A Preferred Stock ratably, at a price per share equal to the sum of (i) the stated value of the Series A Preferred Stock, (ii) all accrued but unpaid Dividends due, and (iii) 75% of the Tranquil Sales Proceeds after deducting the stated value of the Series A Preferred Stock and any management bonus paid for such sale (“Net Sales Proceeds”). Any redemption shall be made in compliance with Delaware law and subject to the Company’s available funds and any contractual or regulatory restrictions then in effect.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 20, 2025, the date the financial statements were available to be issued, and noted the following:

Issuance of Common Stock to Consultant

Subsequent to October 31, 2025, the Company issued 200,000 shares of common stock to a consultant in exchange for advisory and business development services. The fair value of the shares on the grant date will be measured and recognized as stock-based compensation expense in the subsequent period. Unvested shares subject to repurchase at original price upon separation.

Convertible Promissory Notes

Subsequent to October 31, 2025, the Company entered into convertible note agreements for aggregate principal of $225,000. The notes are convertible into common stock at a future date and include 18,000 shares of common stock issued as an inducement or in connection with the financing. This is part of a bridge financing with a maximum raise of $1 million that was approved by the board of directors on October 28, 2025.

F-14

PART III — EXHIBITS

Index to Exhibits

Exhibit	Description
2.1*	Form of Certificate of Incorporation of Tranquil Healthcare, Inc., dated October 21, 2025

2.2*	Bylaws of Tranquil Healthcare, Inc., adopted October 28, 2025

2.3#	Series A 8% Participating Preferred Stock Certificate of Designation as filed with the Delaware Secretary of State on [*], 2025

3.1*	Form of Convertible Promissory Notes convertible into Series A Preferred Stock issued in November, 2025

3.2*	Form of Note Purchase Agreement associated with November 2025 Convertible Promissory Notes

3.3*+	Form of Company’s Standard Restricted Stock Purchase Agreement

3.4*+	Form of Employment Agreement between Tranquil Healthcare, Inc. and Tyler Ehler dated October 28, 2025

4.1#	Form of Subscription Agreement for Series A 8% Participating Preferred Stock

6.1*	Form of Partially Binding Term Sheet entered into by and between Tranquil Healthcare, and DGR Health Services, LLC dated October 28, 2025

11.1#	Consent of Silvestre Law Group, P.C. (included in the opinion filed as Exhibit 12.1)

12.1#	Legal Opinion of Silvestre Law Group, P.C.

99.1*	Code of Ethics and Business Conduct

99.2*	Tranquil Healthcare, Inc. Non-Employee Director Compensation Policy

+	Management contract or compensatory plan or arrangement.
*	Filed herewith.
#	To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 21, 2025.

(Exact name of issuer as specified in its charter):	Tranquil Healthcare, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Tyler Ehler
Tyler Ehler, Chief Executive Officer and Chief Financial Officer

(Date): November 21, 2025

SIGNATURES OF DIRECTORS:

/s/ Tyler Ehler	November 21, 2025
Tyler Ehler, Chairman	Date

/s/ Jeff Campbell	November 21, 2025
Jeff Campbell, Director	Date

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